UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
PROXY STATEMENT
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HOPE BANCORP, INC.
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2023 Proxy Statement
Hope Bancorp
Bankers. Experts. Neighbors.

2023

PROXY
Statement

Hope Bancorp

Bankers. Experts. Neighbors.

Cautionary Information and Forward Looking Statements:This Proxy Statement contains forward-looking statements regarding Hope Bancorp, Inc.s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the company filings with the Securities and Exchange Commission, including the Risk Factors section of Hope Bancorp, Inc.s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We assume no obligation to update any of these forward-looking statements.

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

Dear Stockholder,

I am pleased to invite you to attend the virtual 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) of Hope Bancorp, Inc. (the “Company”), the holding company of Bank of Hope (the “Bank”), our wholly owned subsidiary. The Meeting will be held on Thursday, May 18, 2023, at 10:30 AM, Pacific Time. As conducted over the last few years, the Meeting will be held in a virtual meeting format only. You will be able to vote and submit questions electronically but will not be able to attend the Annual Meeting physically.

At the Meeting, you will be requested to (i) elect each of our 12 director nominees to serve on the Board of Directors, (the “Board”) of the Company, each to serve until our 2024 Annual Meeting of Stockholders; (ii) ratify the appointment of Crowe LLP as our independent registered public accounting firm for the 2023 fiscal year; and (iii) to vote on an advisory (non-binding) resolution to approve our executive compensation, all as further described in this Proxy Statement.

Your vote is very important. Whether or not you expect to attend the Meeting remotely, we encourage you to cast your vote via the Internet, by telephone, or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Your cooperation is appreciated since a majority of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”) must be represented, either in person or by proxy, for us to transact business at the Annual Meeting.

Sincerely Yours, /s/ Kevin S. Kim Kevin S. Kim Chairman, President & Chief Executive Officer April 5, 2023

This Proxy Statement and the Company’s 2022 Annual Report on Form 10-K are available electronically online at www.envisionreport.com/HOPE

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date Thursday, May 18, 2023	Time 10:30 AM Pacific Time	Virtual Meeting Via the Internet at: www.meetnow.global/HOPE2023	Record Date Close of business on March 20, 2023

Voting Methods

By Internet	By Phone	By Mail

Before the meeting, you can vote via the internet by visiting www.envisionreports.com/HOPE and clicking on Cast Your Vote.

During the 2023 Annual Meeting vote your shares online at www.meetnow.global/HOPE2023

	Call the toll-free number 1-800-652-VOTE (8683) in the United States, US territories and Canada and following the recorded instructions.	Complete, sign and return the proxy card in the postage prepaid envelope provided.

If your shares are held in street name through a bank, broker or other holder of record (“beneficial owner”), you will receive instructions from the holder of record that you must follow for your shares to be voted. All stockholders will still be able to vote online during the meeting, even if they previously submitted their proxy. You are encouraged to vote by proxy prior to the 2023 Annual Meeting even if you plan to virtually attend the Annual Meeting.

Items of Business

Proposal	Description	Board Vote Recommendation
1.	Election of Directors. Election of 12 director nominees to serve as members of the Company’s Board of Directors until the next annual meeting and until their successors are elected and qualified.	FOR each director nominee
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	FOR
3.

Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement.

FOR

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the 2023 Annual Meeting to be held. For purposes of our meeting, people who attend virtually shall be considered in person.

We appreciate your continued support and look forward to your (virtual) participation at the Annual Meeting.

By Order of the Board of Directors,

Angelee J. Harris

General Counsel and Corporate Secretary

April 5, 2023

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in this Proxy Statement before voting.

Unless otherwise indicated in this Proxy Statement or the context otherwise requires: references to the “Company”, “we,” “our,” or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope. When we reference the “Company” we are referring to Hope Bancorp, Inc. and the use of “Bank” refers to Bank of Hope.

Date and Time	Internet Address for Virtual Meeting	Record Date
Thursday, May 18, 2023 10:30 AM Pacific Time	www.meetnow.global/HOPE2023	March 20, 2023

Voting Matters and Board Recommendations

Proposal	Description			Board Recommendation	Page No.
1.	Election of Directors. Election of each of the 12 director nominees listed below, each for a one-year term expiring at the conclusion of the Hope Bancorp, Inc. 2024 Annual Meeting of Stockholders.			FOR ALL	7
	• Kevin S. Kim	• Jinho Doo	• David P. Malone
	• Scott Yoon-Suk Whang	• Daisy Y. Ha	• Lisa K. Pai
	• Steven S. Koh	• Joon Kyung Kim	• Mary E. Thigpen
	• Donald D. Byun	• William J. Lewis	• Dale S. Zuehls
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as the Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2023.			FOR	28
3.	Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory and non-binding basis, of the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement.			FOR	31

We cordially invite all stockholders to attend the Hope Bancorp, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). Only stockholders of record as of the close of business on March 20, 2023 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof.

In accordance with Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials available to stockholders over the internet. On or about April 5, 2023, we mailed the Notice (the “Notice”) of internet availability of proxy materials and a proxy card to the stockholders as of the Record Date. The Notice contains instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report on Form 10-K”) via the internet and submit a proxy over the internet, by telephone or by mail. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice.

Your vote is important. We are delivering the Notice and proxy card to you because our Board is soliciting your vote at the 2023 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone, as instructed on the proxy card. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy card in the postage paid envelope provided, or cast your vote by Internet or telephone by following the instructions on your proxy card as soon as you can. The vote of every stockholder is important, and we appreciate your cooperation in returning your executed proxy or your Internet or telephone vote promptly.

Your proxy, or your internet or telephone vote, is revocable and will not affect your right to vote in person if you attend the virtual Annual Meeting. If your shares are registered in your name and you attend the virtual Annual Meeting, you may simply revoke your previously submitted proxy by voting your shares at that time. If you receive more than one proxy card or more than one notice of internet availability of proxy materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the Annual Meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the virtual Annual Meeting. Please indicate on the proxy card whether or not you expect to attend the virtual Annual Meeting.

1	2023 PROXY STATEMENT

BUSINESS AND 2022 PERFORMANCE SUMMARY

Our Company

We are the holding company of Bank of Hope (the “Bank”), the first and only super regional Korean American bank in the United States with $19.2 billion in total assets as of December 31, 2022. The Company is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 53 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California, Tampa and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. The Company specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and residential lending.

2023 PROXY STATEMENT	2

Business Summary

At Bank of Hope, we are committed to improving the value of our services as Bankers, providing comprehensive financial solutions as Experts, and being good Neighbors that foster growth for our customers and communities.

3	2023 PROXY STATEMENT

Business Summary

Our 2022 Performance

Despite a challenging operating environment in 2022 with an accelerated pace of interest rate increases, we delivered solid financial results, which reflects the benefits of the lower-risk, more diversified loan portfolio that we have built and continued improvement in asset quality. Certain of our achievements are highlighted below. For a more detailed discussion of our financial performance for 2022, see Proposal 3, Executive Summary, 2022 Financial and Strategic Business Performance.

Total deposits increased 5% year-over-year to $15.74 billion at December 31, 2022, with the composition of our deposits trending to higher cost deposit categories in light of the rising interest rate environment. New loan production reached a record $4.45 billion during 2022 and reflected a well-balanced mix of commercial, commercial real estate and consumer loans. This resulted in a 10% year-over-year increase in loans receivable of $15.40 billion at December 31, 2022 and continued progress with our transformation to a lower-risk loan portfolio.

Total Deposits	Loans Receivable

Total assets at December 31, 2022 increased 7% year-over-year to $19.16 billion. For 2022, net interest income before provision for credit losses increased 13% year-over-year and total noninterest income increased 18%, while noninterest expenses for 2022 increased 11% over 2021. As a result, our efficiency ratio improved to 51.47% for 2022 from 52.72% in the prior year. Our net income totaled a record $218.3 million, or $1.81 per diluted common share, for 2022, an increase of 7% from $204.6 million, or $1.66 per diluted common share, in 2021.

Total Assets	Net Income

2023 PROXY STATEMENT	4

Business Summary

Our Core Values

Our business is guided by our IT FITS® set of principles:

Our Vision	Our Mission
To build upon our Korean American heritage and our national presence to be a top performer for our customers, stockholders, employees, and communities.

To be the first choice partner for our target corporate, middle market and small businesses by providing a comprehensive set of business products and services, while being the premier Bank for the target consumers in the communities we serve nationwide.

We believe the strength of the Bank lies in our experienced management team, our focus on sound risk management and governance practices, and our commitment to the communities that we serve.

5	2023 PROXY STATEMENT

Business Summary

Our Approach to Responsible Environmental, Social and Governance (“ESG”) Practices

As a leading Asian American Bank, we recognize the important role we play in continuing to create a socially responsible and sustainable future. We are committed to making our operations more sustainable and believe this will position us to better serve our customers, employees and the communities in which we operate. During 2022, we developed our ESG Framework which provides governance on enforcing standards that promote an environmentally and socially responsible organization. Our ESG governance structure was formalized with duties and responsibilities assigned to various committees as outlined below:

We also began reaching out to our largest stockholders during 2022 to begin a more proactive dialogue on ESG matters. And to chart our progress with our ESG journey, we published our inaugural ESG Report in December 2022, which is available in the ESG section of our investor relations website at: www.ir-hopebancorp.com/ESG/default.aspx. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

As we continue on this path to greater sustainability, we plan to build out a more comprehensive ESG program and look forward to engaging in environmental stewardship in the years to come.

2023 PROXY STATEMENT	6

PROPOSAL 1: ELECTION OF DIRECTORS

Executive Summary

Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the Board or stockholders. Currently, our Board consists of 12 members.

Details about the current 12 director nominees, including their age, board tenure, independence, other public board service, and background and relevant experience, are set forth in the table below:

Name and Title	Age(1)	Director Since	Background or Relevant Experience

Kevin S. Kim Chairman, President & Chief Executive Officer Director Nominee	65	2011	Banker / Attorney / Accountant
Scott Yoon-Suk Whang Lead Independent Director Director Nominee	77	2007	Retired Entrepreneur
Steven S. Koh Honorary Chairman Director Nominee	77	2016	Entrepreneur
Donald D. Byun Director Nominee	71	2016	Retired Entrepreneur
Jinho Doo Director Nominee	67	2014	Retired Portfolio Manager / Financial Analyst
Daisy Y. Ha Director Nominee	48	2016	Attorney
Joon Kyung Kim Director Nominee	64	2020	Retired Auditor
William J. Lewis Director Nominee	79	2014	Retired Banker / Credit Administration
David P. Malone Interim Chief Financial Officer Director Nominee	72	2014	Banker / Accountant – Former President & Chief Operating Officer (Bank of Hope)
Lisa K. Pai Director Nominee	63	2021	Retired Attorney - Former General Counsel (Bank of Hope)
Mary E. Thigpen Director Nominee	63	2021	Technology Entrepreneur
Dale S. Zuehls Director Nominee	72	2014	Auditor / Consultant / Entrepreneur

(1)	As of March 20, 2023

7	2023 PROXY STATEMENT

Proposal 1

Our board has nominated each of the 12 individuals identified above to serve as directors of the Company, each for a one-year term until the 2024 annual meeting of stockholders, and until their successors are duly elected and qualified.

Each of the 12 nominees has agreed to serve if elected and the Board has no reason to believe that any nominee will become unavailable to serve as a director. The proxy holders named on the proxy card will vote all proxies for the election of the 12 director nominees listed above, unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the Board. The 12 director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

It is the Company’s policy to encourage its director nominees to attend each of the Company’s annual meetings of stockholders, and all of the director nominees are expected to virtually attend the Meeting. All director nominees who were elected by the Company’s stockholders were in attendance at such meeting.

We believe that each director nominee has skills, experience and personal qualities which we seek in our directors, and that the combination of these director nominees creates an effective, engaged and well-functioning board that serves both the Company and our stockholders.

Nominees for Director at the Annual Meeting

At the recommendation of the Nomination & Governance Committee, the Board has nominated each of the 12 director nominees for re-election, each for a one-year term.

Each of the director nominees have consented to being named as a director nominee in this Proxy Statement and agreed to serve if re-elected.

Set forth below is information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the Board.

The Board recommends a vote “FOR” each of the director nominees identified in Proposal 1.

2023 PROXY STATEMENT	8

Proposal 1

Director Nomination Process

As specified in the charter of the Nomination & Corporate Governance Committee (the “Nomination Committee”), the Nomination Committee is appointed by the Company’s Board and, among other things, continually considers potential director candidates as part of its board succession planning process.

The Nomination Committee considers many factors in nominating directors to serve on the Board, including the following:

•	diversity of professional disciplines and backgrounds;

•	experience in business, finance or administration;

•	familiarity with national and international business matters;

•	familiarity and experience with the commercial banking industry;

•	personal prominence and reputation in the community, and ability to enhance the reputation of the Bank in the business community;

•	availability of time to devote to the work of the board and one or more of its committees;

•	specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;

•	activities and associations of each candidate;

•	interests of the stockholders as a whole;

•	independence determination;

•	how the candidate will further the strategic goals of the Company;

•	how the candidate’s skill set fills a specific need identified by the Nomination Committee; and

•	the extent to which a nominee may otherwise add diversity to the Board.

The below diagram describes the ongoing process to identify qualified candidates for board service and the director nomination process for the Company’s annual meeting of stockholders:

Stockholder Recommended Candidates

The Nomination Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the Board or members thereof.

Nominations, other than those made by or at the direction of the Board or by the Nomination Committee, may only be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely (including a request for inclusion of a director nominee pursuant to Rule 14a-19 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Corporate Secretary of the Company must set forth the following as to each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

9	2023 PROXY STATEMENT

Proposal 1

•	the class and number of shares of capital stock of the Company that are beneficially owned by the person;

•

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; and

•	whether such person has filed or intends to file with any bank regulatory bodies any notice, application or other filing concerning a change of control of the Company or any of its subsidiaries.

In addition, upon the Company’s request, any proposed director nominee must promptly (but in any event within ten (10) days of the Company’s request) complete and return a director questionnaire to be provided by the Company.

Additionally, the written nomination must also include the following information about the stockholder giving the notice:

•	the name and record address of the stockholder;

•	the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationship, between or among such stockholder and any other beneficial owner of the Company’s stock, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

•	whether the stockholder has filed or intends to file with any bank regulatory bodies any notice, application or other filing concerning a change of control of the Company or any of its subsidiaries.

Further, if a stockholder will solicit proxies for a nominee or nominees other than the Company’s nominees in accordance with Rule 14a-19, such stockholder notice must also provide:

•	all other information required by Rule 14a-19,

•	each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy card;

•

a written representation and undertaking that such stockholder intends to deliver a proxy statement and/or form of proxy to holder of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such stockholder’s proxy statement; and

•

a written representation and undertaking that such stockholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the SEC, including through any staff interpretations related thereto).

In addition, the stockholder shall provide the Company a written certification within 10 days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such stockholder has complied with the representations and undertakings made pursuant to the last two bullet points set forth above.

Finally, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws.

The Board (and any other person or committee authorized by the Board) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in the Company’s Bylaws (including compliance with Rule 14a-19) and, if any proposed nomination was not made in compliance with the Bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the stockholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the board. Any determination adopted in good faith by the board (or any other person or committee authorized by the board) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Company and its stockholders (including any beneficial owners).

2023 PROXY STATEMENT	10

Proposal 1

Director Nominee Qualifications, Experience and Diversity

Our Board believes that our 12 director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective and engaged Board.

Director Nominee Diversity

Our 12 directors come from diverse backgrounds, drawing on their substantial experience in finance, public accounting, law, banking, risk management and business. We comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as a person who identifies as lesbian, gay, bisexual, transgender or as a member of the queer community (or sometimes questioning) and others (“LGBTQ+”).

The table below provides certain highlights of the composition of our Board members and nominees. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of March 20, 2023)

Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender

Gender Identity

Directors	3	9	—	—

Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	2	6	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	1	3	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

Gender Diversity of Board	Ethnic Diversity of Board

Director Nominee Qualifications and Experience

The following is a brief description of our current directors, each of whom have been nominated by the Board to stand for reelection as a director at the Annual Meeting. The age indicated in each director nominee’s biography is as of March 20, 2023, the Record Date. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than our Director Steven S. Koh, whose son, Peter J. Koh, currently serves as Senior Executive Vice President and Chief Operating Officer of Bank of Hope, there are no family relationships between any of the directors, nominees or executive officers.

11	2023 PROXY STATEMENT

Proposal 1

Director Biographies

Kevin S. Kim
Chairman, President & Chief Executive Officer & Director Nominee Age: 65 Committee Membership: Executive Committee (Chair)

Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Mr. Kim assumed the role of Chairman in 2019. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim received his B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Qualification Highlights

•  Legal and public accounting background and expertise

•  Public company board and management experience

•  Community knowledge and relations

Scott Yoon-Suk Whang
Lead Independent Director & Director Nominee Age: 77 Committee Membership: Nomination Committee (Chair) Compensation Committee Executive Committee

Scott Yoon-Suk Whang was named Lead Independent Director of Hope Bancorp, Inc. and Bank of Hope effective May 23, 2019, after having served as Chairman of the Board since July 6, 2017. He has been a director of Company and Bank, formerly known as BBCN Bancorp and BBCN Bank, since 2007 and was integrally involved with the two mergers of equals creating Bank of Hope. He previously served in the capacities of Lead Independent Director from July 2016 to July 2017 and from March 2013 to June 2014, and also served as Vice Chairman of the Company from May 2012 through June 2014. Since joining the Board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a goal-oriented entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises in 1985 and Avalanche Publishing, Inc. in 1990. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the Western division of Daewoo International (USA) in 1985. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur.

Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economics.

Director Qualification Highlights

•  Entrepreneurial and M&A experience

•  Strategic planning, management, business development and operations experience

•  Community knowledge and relations

•  Corporate governance and board succession planning expertise

2023 PROXY STATEMENT	12

Proposal 1

Steven S. Koh
Honorary Chairman & Director Nominee Age: 77 Committee Membership: Board Risk Committee Executive Committee

Steven S. Koh was named Honorary Chairman of the Board on July 6, 2017 in recognition of his 30-plus years of service on the Board, including with the former Wilshire Bancorp and Wilshire Bank, during the last 24 years of which he served as Chairman. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016, Mr. Koh was appointed Chairman of the Boards of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as Chairman since 1993. Mr. Koh also served as Chairman of the Board of Directors of Wilshire Bancorp, Inc. since its formation in December 2003 through the merger with BBCN. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Bank since 1986, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities. He is the first and only Korean American to serve on the Board of Directors of Cedars-Sinai, a position he was appointed to in 2016.

Mr. Koh received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

Director Qualification Highlights

•  Executive leadership and management experience in several industries, including financial services businesses

•  Vast board experience for private and public companies

•  Community knowledge and relations

Donald D. Byun
Director Nominee Age: 71 Committee Membership: Nomination Committee Executive Committee

Donald D. Byun has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the Board of Directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as President and Chief Executive Officer until his retirement in 2013. He was also Founder, President and Chief Executive Officer of OTO Sportswear from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank, which was acquired by Hanmi Bank in April 2004.

Mr. Byun earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

Director Qualification Highlights

•  Experience establishing successful business ventures in the apparel manufacturing industry

•  Understanding of core commercial customer banking needs

•  Community knowledge and relations

•  Credit review/management experience

13	2023 PROXY STATEMENT

Proposal 1

Jinho Doo
Director Nominee Age: 67 Committee Membership: Audit Committee Nomination Committee Board Risk Committee

Jinho Doo has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. From 2012 to 2020, Mr. Doo was Chief Executive Officer of New York City-based Key Capital Management, LLC, where he managed a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department.

Director Qualification Highlights

•  Knowledge and understanding of financial statement analysis

•  Strategic planning, business development, and capital markets knowledge and experience

•  Asset liability and credit review/management experience

•  Financial expertise

•  Corporate governance and enterprise risk management expertise

Daisy Y. Ha
Director Nominee Age: 48 Committee Membership: Audit Committee Compensation Committee

Daisy Y. Ha has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the Board of Directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, Ms. Ha returned to the United States District Court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Court of Appeal.

Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California, Berkeley, School of Law.

Director Qualification Highlights

•  Experience in financial services industry, M&A and human capital management

•  Diverse legal/compliance experience and background

•  Knowledge of employment law

•  Community knowledge and relations

2023 PROXY STATEMENT	14

Proposal 1

Joon Kyung Kim
Director Nominee Age: 64 Committee Membership: Audit Committee (Chair) (financial expert) Nomination Committee Board Risk Committee

Joon Kyung Kim has served as a director of Hope Bancorp, Inc. and Bank of Hope since October 1, 2019. He is a Certified Public Accountant and retired from KPMG LLP on September 30, 2019 in accordance with firm’s mandatory retirement policy, after having served as National Partner in Charge of KPMG’s Korean practice since 2005. Having joined the firm in 1983, Mr. Kim was promoted to a Partner in 1999 and has led financial statement audits, operational reviews, credit risk management reviews, performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. He has also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. Previously, Mr. Kim served as a field examiner for the California Department of Business Oversight, formerly known as California State Department of Corporations from 1981 to 1983. Mr. Kim serves on the Board of Directors of DZS, Inc. (NASDAQ: DZSI) serving as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

Director Qualification Highlights

•  Experience in public accounting and audit services to the financial services industry

•  Knowledge of accounting requirements for public-company financial institutions

•  Community knowledge and relations

•  Strategic planning, business development and operations experience

William J. Lewis
Director Nominee Age: 79 Committee Membership: Board Risk Committee (Chair) Compensation Committee

William J. Lewis has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since September 15, 2014. He previously served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank from 2002 to 2013, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank.

Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

Director Qualification Highlights

•  Leadership experience at publicly held, growth-oriented financial institutions

•  Banking, financial reporting, accounting, and auditing expertise

•  Credit management background

•  Human capital management and management succession planning experience

15	2023 PROXY STATEMENT

Proposal 1

David P. Malone
Interim Chief Financial Officer & Director Nominee Age: 72 Committee Membership: Board Risk Committee Executive Committee

David P. Malone was appointed as the Interim Chief Financial Officer of Bank of Hope in January 2023. Before serving in this position, Mr. Malone retired from his position as President and Chief Operating Officer of Bank of Hope, effective December 31, 2021 and served as an advisor to the Bank through March 31, 2022. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the advisory board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s foundation board.

Mr. Malone earned his B.S. degree in Accounting from CSUN.

Director Qualification Highlights

•  Leadership experience at growth-oriented financial institutions

•  Banking and operational experience

•  Financial reporting, accounting, and auditing expertise

•  Strategic planning, business development, M&A expertise

Lisa K. Pai
Director Nominee Age: 63 Committee Membership: Board Risk Committee Executive Committee

Lisa K. Pai has served as a director of Hope Bancorp, Inc. and Bank of Hope since December 8, 2021. She brings 26 years of experience serving in general counsel and corporate secretary capacities at various Korean American banks in the Los Angeles area, including Bank of Hope and its root banks. Most recently, she served as Executive Vice President, General Counsel and Corporate Secretary of Hope Bancorp, Inc. and Bank of Hope from the time of the merger of equals in July 2016 until her planned retirement effective year-end 2020. Prior to the merger, Ms. Pai served as Executive Vice President, Chief Legal & Human Resources Officer and Corporate Secretary of Wilshire Bancorp, Inc. and Wilshire Bank from 2012 to 2016. Previously, she served in similar capacities at BBCN Bancorp, Inc. and BBCN Bank and its predecessors Center Financial Corporation and Center Bank and Nara Bancorp, Inc. and Nara Bank, amongst other banks. Before joining the banking industry, Ms. Pai practiced law at the law firm of Thelen, Marrin, Johnson and Bridges from 1990 to 1994. Following her retirement from Bank of Hope, Ms. Pai served on the Board of Directors of First Choice Bank from April 2021 through July 2021, when the bank was acquired by Enterprise Financial Services Corp and Enterprise Bank & Trust. She has been an active member of the community throughout her professional career, having served in board and advisory roles for the Hope Scholarship Foundation, a charitable subsidiary of Bank of Hope, the Center for the Pacific Asian Family, a non-profit organization, Los Angeles County Bar Association, Korean American Bar Association of Southern California, and UCLA Asian Pacific Alumni Association.

Ms. Pai earned her B.A. in Economics from University of Chicago and her J.D. from University of California, Los Angeles, School of Law.

Director Qualification Highlights

•  Public company management, bank compliance and regulation experience

•  Risk management and corporate governance

•  Community relations and knowledge

•  Strategic planning, M&A, business development and operations expertise

2023 PROXY STATEMENT	16

Proposal 1

Mary E. Thigpen
Director Nominee Age: 63 Committee Membership: Board Risk Committee Audit Committee Compensation Committee

Mary E. Thigpen has served as a director of Hope Bancorp, Inc. and Bank of Hope since August 2, 2021. She is an innovative strategic business executive and consultant with more than 38 years’ experience in the technology and communication industries, including cybersecurity, data management, and privacy strategies. Most recently, she served as Chief Executive Officer of OpsDataStore, Inc., a real-time analytic and artificial intelligence platform for IT Operations, and North Plains, Inc., a digital asset management software company. Earlier in her career, Ms. Thigpen served as Senior Vice President of Strategy and Innovation for Cox Communications, Inc., Managing Director of BearingPoint, Inc., and Partner for Arthur Andersen Business Consulting. She began her career with the Hewlett-Packard Company, where she led multiple global sales, marketing, and product teams. Recognized for her comprehensive experience spanning strategic planning, operations, product innovation, governance, and enterprise and systematic risk management, Ms. Thigpen has served in numerous board advisory roles. Currently, she serves on the Board of Directors of Globe Life (NYSE: GL), a holding company specializing in life and supplemental health insurance for “middle income” Americans, and privately held provider of cloud-based enterprise software for planning and execution, AchieveIt. Previously, Ms. Thigpen served on the Board of Directors of Opus Bank, until it was acquired by Pacific Premier Bancorp Inc. (NASDAQ: PPBI) in June 2020. She is an active member of the Atlanta community through numerous professional and civic organizations and as a volunteer board advisor for honor Code and MBL’s Haiti Initiative.

Ms. Thigpen earned her B.S. degree in Mathematical Sciences at Clemson University.

Director Qualification Highlights

•  Information security, cybersecurity and technology experience

•  Risk management and corporate governance

•  Public company board experience

•  Human capital management and management succession planning experience

Dale S. Zuehls
Director Nominee Age: 72 Committee Membership: Compensation Committee (Chair) Audit Committee Nomination Committee

Dale S. Zuehls was appointed to the Boards of Directors of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp and BBCN Bank, effective March 20, 2014. Mr. Zuehls has more than 45 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world. A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles.

Mr. Zuehls earned his B.S. in Accounting at California State University, Los Angeles, and a J.D. from Southwestern University School of Law in Los Angeles.

Director Qualification Highlights

•  Audit, accounting, fraud, forensic and legal experience

•  Financial expertise

•  Risk management and corporate governance

•  Strategic planning, M&A, business development and operations expertise

•  Human capital management and management succession planning experience

17	2023 PROXY STATEMENT

Proposal 1

Corporate Governance

In performing its role, our Board is guided by our Corporate Governance Guidelines. Our Corporate Governance Guidelines establish a framework for the governance of the Board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our Board oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by our Board and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis.

In addition, the Company maintains Lead Independent Director Guidelines that specify certain duties and responsibilities of our Lead Independent Director, as well as a Director Code of Ethics and Business Conduct that applies to all directors and a Code of Ethics and Business Conduct which applies to all officers and employees.

Corporate Governance Documents

The full texts of the materials listed below, are publicly available on our website at: www.ir-hopebancorp.com, under the Corporate Governance menu, within the Governance Documents section. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

•	Corporate Governance Guidelines

•	Code of Ethics and Business Conduct

•	Lead Independent Director Guidelines

•	Director Code of Ethics and Business Conduct

•	Charters of the Board’s principal standing committees

If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver as required by applicable laws, rules and regulations. We will post such amendment to the Code of Ethics and Business Conduct or any waivers of such Code of Ethics and Business Conduct for our directors and executive officers on our website at the same address noted above.

Board Leadership Structure

Our Board is committed to having a sound governance structure that promotes the best interests of all Company stockholders. Our leadership structure includes the following principles:

•

Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. We maintain a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, although duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

•

Independent Oversight. All of our directors are independent, except for Mr. Koh and the following current or former employees of the Company: Kevin S. Kim, David P. Malone and Lisa K. Pai. The Board has affirmatively determined that the other eight current directors are independent under the applicable Listing Rules of the Nasdaq Stock Market.

•

Chairman of the Board. The Chairman of the Board is appointed annually by the Board. Kevin S. Kim was first appointed Chairman of the Board of the Company and Bank on May 23, 2019 and has served in this capacity since. In addition, Mr. Kim

2023 PROXY STATEMENT	18

Proposal 1

serves as President and Chief Executive Officer of the Company and the Bank. As Chairman of the Board, Mr. Kim’s responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our Lead Independent Director. The Board believes the combination of the Chairman and Chief Executive Officer positions enhances efficiencies related to board administration.

•

Lead Independent Director. Pursuant to our Lead Independent Director Guidelines, in the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. The Board appointed Scott Yoon-Suk Whang as Lead Independent Director effective May 23, 2019, and he has served in that capacity since. The Lead Independent Director Guidelines assist our Lead Independent Director in the exercise of his responsibilities, which include, among others, coordinating the evaluation process of and providing feedback to the Chairman related to his performance as Chairman of the Board in collaboration with the Chair of the Nomination Committee, presiding over executive sessions of independent directors, which may be held after a regularly scheduled Board meeting and at such other times as deemed necessary at the discretion of the Lead Independent Director, and scheduling meeting agendas in collaboration with the Chairman of the Board. For information about the compensation and performance of the Chairman for his role as President and Chief Executive Officer, see Proposal 3, Compensation Discussion & Analysis.

We believe our Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The Listing Rules of the Nasdaq Stock Market require that a majority of the members of a listed company’s Board qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our legal counsel to ensure that the Boards’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Listing Rules of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, the Company’s senior management and the Company’s independent registered accounting firm, the Board affirmatively has determined that all of our directors are independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market, other than our Honorary Chairman Steven S. Koh, our Chairman, President and Chief Executive Officer Kevin S. Kim, our Interim Chief Financial Officer David P. Malone, and our former General Counsel Lisa K. Pai.

Board Diversity

While our Nomination Committee carefully considers diversity of professional disciplines and backgrounds when evaluating director candidates, our Board does not have a formal written diversity policy. When reviewing the qualifications of candidates to the Board, our Nominationg Committee considers the following factors, among others:

•	personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

•

the current composition of the Board, including size, diversity among the existing Board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

•	financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

•	professional accomplishments, ethical character and reputation in the community;

•	educational background; and

•	whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board.

As currently comprised, our Board is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. The current Board representation provides

19	2023 PROXY STATEMENT

Proposal 1

expertise in accounting, auditing, financial reporting, banking, corporate management, investment management, investment banking, strategic planning, business acquisitions, legal, credit review and administration, marketing, international operations, technology, retail and small to middle-market business operations. The Nomination Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the Board to fulfill its responsibilities.

For specific information about the diversity of our Board, see Proposal 1, Director Nominee Qualifications, Experience and Diversity, Director Nominee Diversity.

Meetings and Committees of the Board

Our Company’s Board has a total of five standing committees, consisting of three principal committees: (i) the Audit Committee, (ii) the Nomination Committee, and (iii) the Compensation Committee as well as two additional committees, (iv) the Board Risk Committee, and (v) the Executive Committee.

The chart below reflects the current composition of our Board and each of its standing committees and the number of meetings held during the year:

Committees of the Board
Directors	Audit	Nomination	Compensation	Risk	Executive

Scott Yoon-Suk Whang Lead Independent Director, Director Nominee		Chair	●		●

Steven S. Koh Honorary Chairman, Director Nominee				●	●

Donald D. Byun Director Nominee		●			●

Jinho Doo Director Nominee	●	●		●

Daisy Y. Ha Director Nominee	●		●

Joon Kyung Kim Director Nominee	Chair Financial Expert	●		●

William J. Lewis Director Nominee			●	Chair

Lisa K. Pai Director Nominee				●	●

Mary E. Thigpen Director Nominee	●		●	●

Dale S. Zuehls Director Nominee	●	●	Chair

Executive Directors

Kevin S. Kim Chairman, President & Chief Executive Officer Director Nominee					Chair

David P. Malone Interim Chief Financial Officer Director Nominee				●	●

Meetings Held in 2022	9	4	9	9	8

During 2022, there were an aggregate of 11 joint, regular meetings of the Boards of the Company and the Bank with no special meetings held by either of the Boards. The number of meetings held by each standing committee is listed in the table above. All the current directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which they served during their periods of service in 2022.

2023 PROXY STATEMENT	20

Proposal 1

The Board has standing Audit, Nomination, and Compensation Committees (collectively, the “principal committees”) for which the Board has adopted written charters. The Board has also adopted charters for the Board Risk Committee and the Executive Committee. Below is more detailed information regarding the principal committees.

Audit Committee	Number of Meetings Held in 2022: 9
Joon Kyung Kim Chair & Financial Expert Members: Jinho Doo Daisy Y. Ha Mary E. Thigpen Dale S. Zuehls

The Audit Committee is appointed by our Board to assist in fulfilling the Board’s oversight responsibilities related to auditing, accounting and financial reporting. The Board has affirmatively determined that each member of the Audit Committee is financially literate and has also determined that Audit Chair Joon Kyung Kim satisfies the requirements established by the SEC for qualification as an “audit committee financial expert”.

The Audit Committee is appointed by the Board to, among other responsibilities:

•  Provide oversight of the Company’s accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports, including the Company’s internal controls over financial reporting and disclosures,

•  appoint and approve the registered public accountants engaged as the Company’s independent external auditor,

•  oversee the engagement, qualifications, independence, compensation, and performance of the independent auditor,

•  preapprove all audit, audit-related, tax, or other services, if any, to be provided by the independent auditor,

•  prepare, or direct to be prepared, the audit committee report required by the Exchange Act, and the rules and regulations thereunder for inclusion in the Company’s annual proxy statement,

•  provide oversight and monitoring of the Company’s internal audit function,

•  be directly responsible for the hiring, annual performance evaluation, compensation, and oversight of the Company’s Chief Internal Audit Executive,

•  provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board, and

•  assume any other duties as delegated by the Board.

Nomination Committee	Number of Meetings Held in 2022: 4
Scott Yoon-Suk Whang Chair Members: Donald D. Byun Jinho Doo Joon Kyung Kim Dale S. Zuehls

The Nomination & Governance Committee (the “Nomination Committee”) is appointed by our Board to assist in fulfilling the Board’s oversight of Board nominations and governance. The Board has determined that each of the members of the Nomination Committee are independent as defined by the Listing Rules of the Nasdaq Stock Market.

The Nomination Committee is appointed by the Board to, among other responsibilities:

•  assist our Board in identifying qualified individuals to become board members, consistent with criteria approved by our Board,

•  determine the composition of the Board,

•  recommend to our Board the director nominees for each annual meeting,

•  review each director’s independence in accordance with the Listing Standards of the Nasdaq Stock Market and SEC standards and report such determination of independence to our Board, and

•  assure that an appropriate governance structure is established and maintained and conduct an annual assessment of our Board’s performance and effectiveness.

21	2023 PROXY STATEMENT

Proposal 1

Compensation Committee	Number of Meetings Held in 2022: 9
Dale S. Zuehls Chair Members: Daisy Y. Ha William J. Lewis Mary E. Thigpen Scott Yoon-Suk Whang

The Human Resources and Compensation Committee (the “Compensation Committee”) is appointed by our Board to assist in fulfilling the Board’s oversight of compensation matters and human resources. The Board has determined that each of the members of the Compensation Committee are independent as defined by the Listing Rules of the Nasdaq Stock Market.

The Compensation Committee is appointed by the Board to:

•  determine the compensation of our Chief Executive Officer and, where appropriate, recommend the compensation package to the Board for approval and ratification,

•  determine the compensation of officers covered in Rule 16-1(f) of the Exchange Act as well as considering recommendations of our Chief Executive Officer relating thereto,

•  be responsible for considering and making recommendations to our Board concerning compensation, benefit plans, and implementation of sound personnel policies and practices,

•  review and analyze risks arising from the Company’s compensation policies and practices for employees and whether such risks are reasonably likely to have a material adverse effect on the Company in accordance with Federal Deposit Insurance Corporation (“FDIC”) and SEC requirements,

•  review and approve employment agreements and any severance plans or arrangements,

•  review and recommend the frequency of Say on Pay votes included in the Company’s proxy statement, and

•  monitor the performance of our executive officers in relation to applicable corporate goals and strategies and seek to ensure that compensation and benefits are at levels that enable us to attract and retain high quality employees, are consistent with our strategic goals, are internally equitable and are consistent with all regulatory requirements.

Additional information regarding the Compensation Committee is provided under Proposal 3, What Guides Our Executive Compensation Program, Roles and Responsibilities of the Compensation Committee.

Board Communications

A formal process for stockholder communications with our Board is posted in the Governance Documents of the Company’s website at: www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein. Interested parties may communicate with the Company’s Board as follows:

By Mail: Hope Bancorp, Inc. Attention: Lead Independent Director 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	By Email: Scott.Whang@bankofhope.com

As set forth in our Corporate Governance Guidelines, all communications must state the number of shares owned by the security holder making the communication. The Lead Independent Director will review each communication and forward it to our Board or to any individual director to whom the communication is addressed unless the communication is frivolous in nature, unduly hostile or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. In addition, no response is required if a communication is determined to be invalid, including, but not limited to, a phishing incident or other malicious cybersecurity attempt. Every effort is made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance without exposing the organization to undue risk. Our Board recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and implementing steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

2023 PROXY STATEMENT	22

Proposal 1

Our Board participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer. In this process, risk is assessed throughout the Company by focusing on ten areas of risk, including risks relating to: credit, liquidity, market, operational, legal, human resources, compliance, information technology, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. Our Board provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management as further explained below.

•

In particular, the Board Risk Committee is appointed by our Board to assist in overseeing the Company’s overall risk management program. The Board Risk Committee is responsible for establishing the Company’s Enterprise Risk Management (“ERM”) Framework and Policy, as well as development of the Company’s risk appetite statement, ensuring the appropriateness of the Company’s risk identification, measurement, monitoring and control, assessing the adequacy of risk policies established and enterprise risk exposures for each enterprise risk category, and reviewing and approving periodic capital and liquidity stress test assumptions, scenarios and results related to Dodd-Frank stress testing. The Board Risk Committee is responsible for ensuring the interrelatedness of risk is identified and measured across all areas of the Company’s operations. The Board Risk Committee assists our Board in fulfilling its oversight responsibility with respect to directing and overseeing the Company’s risk management program, including overseeing identified risk categories, such as regulatory, compliance and operational risk, as well as liquidity, market, information technology and information security risks, and works closely with the Company’s risk department. In addition, the Board Risk Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity and similar market risks related to the Bank’s balance sheet and associated activities.

•

A key operational risk facing the Company is information security, which includes cybersecurity. Cybersecurity risk represents, among other things, exposure to failures or interruptions of service or breaches of security, including as a result of malicious technological attacks, that impact the confidentiality, availability or integrity of our or third parties’ operations, systems or data. The Company seeks to mitigate information security risk and associated reputational and compliance risk by employing a multi-layered Information Security Program, which is focused on preparing for, preventing, detecting, mitigating, responding to and recovering from cyber threats and incidents and ensuring the Company’s processes operate effectively and mitigate the aforementioned risks. Our Chief Information Security Officer, who reports to our Chief Risk Officer has the responsibility for maintaining and continuing to develop and implement our cybersecurity and information security program enterprise-wide, subject to oversight by and reporting to the Board Risk Committee, which in turn reports directly to the Board.

•

The Executive Committee assists our Board in discharging its oversight over the assessment, development, implementation and/or adjustment of our strategic plan and the risks associated with such plan. In addition to overseeing strategic planning, the Executive Committee is tasked with assisting our Board by the reviewing, evaluating, and monitoring of, as well as providing overall guidance with respect to our information technology related programs, projects and initiatives. The Executive Committee is also tasked with making recommendations, as appropriate, regarding significant information technology investments (including information security) in support of our strategic plan.

•

The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department. The Audit Committee oversees related party transactions, except that loans made in the ordinary course are reviewed and approved by the independent directors of the full Board.

•	The Director’s Loan Committee of the Bank oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities.

•

In overseeing compensation, the Compensation Committee strives to design incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Sound Incentive Compensation Policies.

•

Finally, the Company’s Nomination Committee approves the Code of Conduct and Business Ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies.

23	2023 PROXY STATEMENT

Proposal 1

Equity Ownership Guidelines for Non-Employee Directors

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our Board with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines and the Company’s Stock Ownership Policy, each non-employee director of the Board must own shares of the Common Stock of the Company that are of at least three times the value of his or her annual director retainer fee paid in cash, and each director is given five years from his or her initial appointment or initial election to the Board to satisfy this requirement. The requirements of these provisions may be met by shares owned directly or indirectly and vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements as further described in the Company’s Stock Ownership Policy, which is overseen by the Compensation Committee.

The required amount of equity ownership of each participant is based on the closing price of the Company’s Common Stock and the annual director retainer fee in effect, both as of the last trading day of the applicable calendar year. If such requirements have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. The Compensation Committee in its discretion may extend the period for attainment of the ownership levels in appropriate circumstances.

Hedging and Pledging Prohibition

The Company’s Joint Insider Trading and Disclosure Policy explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Non-Employee Director Satisfaction of Equity Ownership Guidelines as of December 31, 2022

The following table presents information about the stock ownership of our non-employee directors as of December 31, 2022, based on the equity ownership guidelines described above. As set forth in the chart below, all non-employee directors satisfied the Company’s stock ownership guidelines, except for Ms. Thigpen who has five years from the date of her appointment to the Board to satisfy the guidelines.

Name	Target number of shares to Satisfy Non-Employee Director Equity Ownership Guidelines(1)	Number of Shares Held Directly and Indirectly(2)	Guidelines Satisfied OR Target Date to Satisfy Guidelines

Non-Employee Directors as of December 31, 2022 (3)
Scott Yoon-Suk Whang, Lead Independent Director	12,646	88,409	✓
Steven S. Koh, Honorary Chairman	12,646	3,358,831	✓
Donald D. Byun	12,646	497,329	✓
Jinho Doo	12,646	20,825	✓
Daisy Y. Ha	12,646	603,921	✓
Joon K. Kim	12,646	15,101	✓
William J. Lewis	12,646	17,887	✓
David Malone	12,646	90,391	✓
Lisa K. Pai	12,646	38,048	✓
Mary E. Thigpen(4)	12,646	7,181	August 2, 2026
Dale S. Zuehls	12,646	22,601	✓

(1)	The target number of shares was calculated by dividing $162,000 (which is 3x the director annual retainer of $54,000) by $12.81, the value of the Company’s Common Stock on December 31, 2022.

(2)

The number of shares held includes all shares of the Company’s Common Stock held as of December 31, 2022 either directly or indirectly, including vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements.

(3)

This table provides information about non-employee directors of December 31, 2022. As such, Mr. David P. Malone, who is acting as our Interim Chief Financial Officer, is included in this chart as he was a non-employee director during 2022.

(4)	Ms. Thigpen joined the Board on August 2, 2021 and has five years from the date of joining, or until August 2, 2026, to satisfy the equity ownership guidelines.

2023 PROXY STATEMENT	24

Proposal 1

Director Compensation

The Company provides a mix of cash and equity compensation to its directors commensurate with their positions on the Board and its committees, which is intended to attract and retain qualified candidates to serve on our Board. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend Board and committee meetings, reasonable outside seminar expenses, and other special Board related expenses.

The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our Board. The Company also considers Board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Current Director Compensation Program

Our current director compensation program went into effect as of June 9, 2020, and is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of a mix of cash and equity compensation, which replaced a director compensation program that was previously paid 100% in cash.

Below is the current schedule of director fees. All directors receive the annual retainer. The Lead Independent Director and Honorary Chairman receive additional compensation to the annual retainer for their service in these roles. Finally, the Committee Chairs receive additional compensation to the annual retainer for their Committee Chair service.

Schedule of Director Fees
Description	Cash(1)	Equity(2)	Other Compensation(3)

Director Annual Retainer	$54,000	$54,000	$15,000

Lead Independent Director and Honorary Chairman Annual Retainer	$28,800	$28,800	—

Committee Chair Annual Retainer	$7,200	$7,200	—

(1)	In general, cash compensation is paid in monthly installments.

(2)

The equity awards are granted on or after the annual meeting when the director is elected to serve his or her term vesting within one year of the date of grant or, if earlier, at the anniversary of next year’s annual meeting.

(3)	Other compensation is the annual cost of health insurance, or cash in lieu thereof.

25	2023 PROXY STATEMENT

Proposal 1

2022 Director Compensation Summary

The following table presents information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total

Non-Employee Directors as of December 31, 2022(4)

Scott Yoon-Suk Whang, Lead Independent Director	$90,000	$89,994	—	—	$15,000	$194,994

Steven S. Koh, Honorary Chairman	$82,800	$82,803	—	—	$15,000	$180,603

Donald D. Byun	$61,200	$61,201	—	—	$15,000	$137,401

Jinho Doo	$54,000	$53,996	—	—	$15,000	$122,996

Daisy Y. Ha	$54,000	$53,996	—	—	$15,000	$122,996

Joon K. Kim	$61,200	$61,201	—	—	$15,000	$137,401

William J. Lewis	$61,200	$61,201	—	—	$15,000	$137,401

David Malone(5)	$41,700	$53,996	—	—	$154,154	$249,851

Lisa K. Pai(6)	$56,250	$53,996	—	—	$15,624	$125,871

Mary E. Thigpen	$54,000	$53,996	—	—	$15,000	$122,996

Dale S. Zuehls	$61,200	$61,201	—	—	$15,000	$137,401

(1)

Amounts shown include payment of Board membership retainer fees for the Company and Bank Board meetings and committee membership fees. For Mr. Whang, amount shown also includes retainer payments as Lead Independent Director. For Mr. Koh, amount shown also includes retainer payments as Honorary Chairman.

(2)

The grant date fair value was determined based on the number of shares granted and the Company’s stock price of $13.75 on May 19, 2022, the date of grant. All non-employee directors were granted the equity portion of their Board retainers on May 19, 2022. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation-Stock Compensation. See the Company’s 2022 Annual Report on Form 10-K, Note 12, “Stock Based Compensation” to the Company’s Consolidated Financial Statements for the year ended December 31, 2022 on the Company’s accounting for stock-based compensation. The following table presents: (i) the aggregate number of restricted stock units (“RSUs”) granted to each current non-employee director during 2022, the grant date fair values of which are reflected in the table above; (ii) the aggregate number of outstanding unvested RSUs held by the current non-employee directors at December 31, 2022; and (iii) the aggregate number of outstanding options (both vested and unvested) held by the current non-employee directors at December 31, 2022. The unvested RSUs listed below generally vest on the one-year anniversary of the grant date.

Awards Reflected in the Table Above		Aggregate Awards Outstanding as of December 31, 2022
Name	RSUs Granted During the Year Ended December 31, 2022	Aggregate Number of Unvested RSUs Outstanding	Aggregate Number of Vested and Unvested Options Outstanding

Non-Employee Directors as of December 31, 2022

Scott Yoon-Suk Whang(a)	6,545	6,545	20,000

Steven S. Koh(b)	6,022	6,022	36,167

Donald D. Byun(a)	4,451	4,451	20,000

Jinho Doo(a)	3,927	3,927	20,000

Daisy Y. Ha(c)	3,927	3,927	52,540

Joon Kyung Kim	4,451	4,451	—

William J. Lewis(a)	4,451	4,451	20,000

David Malone(a)	3,927	18,327	20,000

Lisa K. Pai	3,927	3,927	—

Mary E. Thigpen	3,927	3,927	—

Dale S. Zuehls(a)	4,451	4,451	20,000

(a)

For Messrs. Whang, Byun, Doo, Lewis, Malone and Zuehls, the stock options are awards with an exercise price of $17.18 per share that were initially granted on September 1, 2016 in connection with the completion of the merger of equals between BBCN Bancorp and Wilshire Bancorp on July 29, 2016, and thereafter became fully vested on September 1, 2018 and will expire on September 1, 2026.

2023 PROXY STATEMENT	26

Proposal 1

(b)

For Mr. Koh, the stock options consist of: (i) 6,167 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $14.65 per share that were initially granted and fully vested on August 1, 2016 and will expire on August 25, 2025; and (ii) 30,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, which became fully vested on September 1, 2018 and will expire on September 1, 2026.

(c)

For Ms. Ha, the stock options consist of (i) 28,136 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $15.23, which are fully vested and will expire on January 2, 2024; (ii) 4,404 stock options (exchanged from Wilshire stock options to the Company’s stock options upon the completion of the merger) with an exercise price of $14.65, are fully vested and will expire on August 25, 2025; and (iii) 20,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, which became fully vested on September 1, 2018 and will expire on September 1, 2026.

(3)

Except for Mr. Malone and Ms. Pai, amounts include payments made to directors for or in lieu of receiving health insurance coverage paid by the Company: of $15,000 each. For Mr. Malone, the amount includes: $11,250 of fees in lieu of receiving health insurance coverage, $139,189 as advisory fees and $3,715 for an auto allowance, all received for acting as an advisor to the Bank from January 1, 2022 through March 31, 2022. For Ms. Pai, the amount includes: $15,000 in lieu of receiving health insurance coverage paid by the Company during 2022 and $625 in lieu of receiving health insurance coverage for services for service preformed during 2021 that was paid subsequent to the year end.

(4)

This table provides information about non-employee directors as of December 31, 2022. As such, Mr. David P. Malone, who is acting as our Interim Chief Financial Officer, is included in this chart as he received compensation as a non-employee director during 2022.

(5)

Mr. Malone is a long-standing member of our Board, who was appointed as our Interim Chief Financial Officer in January 2023. During 2022, Mr. Malone served as an advisor to the Bank from January 1, 2022 to March 31, 2022 after retiring and resigning on December 31, 2021 as President and Chief Operating Officer of the Bank. Mr. Malone began receiving Board retainer fees as a non-employee director on April 1, 2022.

(6)

Ms. Pai was appointed to the Board effective December 7, 2021. Ms. Pai’s director annual retainer fee set forth above includes fees for services performed in 2022 as well as $2,250 cash retainer fees earned for the service performed during December 2021 that was paid subsequent to the year ended 2021. Ms. Pai also received $625 cash fee in lieu of receiving health insurance for service preformed during 2021 that was paid subsequent to the year end.

27	2023 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF AUDITORS

Executive Summary

The Audit Committee reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of our Board has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2023. Crowe audited our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and the effectiveness of our internal control over financial reporting at each of December 31, 2022 and 2021. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

We are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the virtual Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

The Board recommends a vote “FOR” Proposal 2, the ratification of the appointment of Crowe LLP as the independent registered public accounting firm.

2023 PROXY STATEMENT	28

Proposal 2

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before the independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee and, if delegated, subsequently ratified at the next scheduled Audit Committee meeting.

Fees Paid to Crowe

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2022 and 2021 were:

	2022	2021

Audit fees	$1,717,202	$1,872,083

Audit-related fees	—	—

Tax fees	—	—

All other fees	—	—

Total fees	$1,717,202	$1,872,083

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2022 and 2021. Audit fees also include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2022 and 2021.

Audit-Related Fees. Crowe did not render any other audit related services to us during the years ended December 31, 2022 or 2021.

Tax Fees. Crowe did not render any tax services to us during the years ended December 31, 2022 or 2021.

All Other Fees. No other services were provided to us by Crowe during the years ended December 31, 2022 or 2021.

29	2023 PROXY STATEMENT

Proposal 2

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee met and held discussions with management of the Company and with Crowe, the independent registered public accounting firm for the Company for the year ended December 31, 2022. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and the independent auditor;

•	Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”); and

•

Received the written disclosures and the letter from the independent auditor required by applicable requirements of PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has also discussed any relationships that may impact the objectivity and independence of Crowe, and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Joon Kyung Kim, Chair

Jinho Doo

Daisy Y. Ha

Mary E. Thigpen

Dale S. Zuehls

February 24, 2023

2023 PROXY STATEMENT	30

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Executive Summary

Our stockholders are asked to vote, on a nonbinding, advisory basis, on the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC.

Your vote will be advisory, which means that it will not be binding upon our Board or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our Board or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our Board or our Compensation Committee. Notwithstanding the foregoing, our Board and our Compensation Committee will consider the nonbinding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Advisory Resolution

We believe our executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Accordingly, the Company asks stockholders annually to vote on the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in this Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in this Proxy Statement.”

Stockholders are encouraged to carefully review the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis section. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Frequency of Vote

The Board will continue to ask stockholders to cast a non-binding, advisory vote on the compensation paid to our named executive officers every year until the next stockholder vote on the frequency of such advisory vote, which is currently expected to be held no later than the Company’s 2024 annual meeting of stockholders.

Vote Required and Board Recommendation

The affirmative vote of holders of the majority of the shares represented in person or by proxy and voting at the virtual Annual Meeting is needed to approve this proposal, provided that such shares also constitute at least a majority of the required quorum. The Compensation Committee and our Board believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

The Board recommends stockholders vote “FOR” the (non-binding) advisory resolution approving the compensation of the Named Executive Officers under Proposal 3.

31	2023 PROXY STATEMENT

Proposal 3

Executive Officer Qualifications and Experience

The business experience and qualifications of each of our current designated Section 16 officers is presented in the following section. No executive officer has any family relationship with any other executive officer or any director, except that our Chief Operating Officer is related to director and Honorary Chairman Steven S. Koh.

Name	Age	Position

Kevin S. Kim	65	Chairman, President and Chief Executive Officer

David P. Malone	72	Interim Chief Financial Officer

Jason K. Kim	56	Western Regional President

Kyu S. Kim	62	Eastern Regional President

Peter J. Koh	46	Chief Operating Officer

Thomas P. Stenger	64	Chief Risk Officer

Executive Officer Biographies

Kevin S. Kim
Chairman, President & Chief Executive Officer

Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Mr. Kim assumed the role of Chairman in 2019. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim’s education is set forth in his director biography.

David P. Malone
Interim Chief Financial Officer

David P. Malone was appointed as the Interim Chief Financial Officer of Bank of Hope in January 2023. Before serving in this position, Mr. Malone retired from his position as President and Chief Operating Officer of Bank of Hope, effective December 31, 2021 and served as an advisor to the Bank through March 31, 2022. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the Board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the advisory board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board.

Mr. Malone earned his B.S. degree in Accounting from CSUN.

2023 PROXY STATEMENT	32

Proposal 3

Jason K. Kim
Western Regional President

Jason K. Kim was promoted to Senior Executive Vice President in April 2020 and has served as Western Regional President of Bank of Hope since July 1, 2019, responsible for oversight of all commercial lending functions and retail branches in California, as well as the Bank’s SBA department. Previously, he served as Executive Vice President and Chief Commercial Banking Officer, effective May 1, 2017, and was responsible for oversight of the SBA department, as well as shared oversight responsibility for commercial and commercial real estate lending in the Western Region. Prior to this, he served as Executive Vice President and Chief Lending Officer of Bank of Hope, formerly known as BBCN Bank, from December 1, 2011 and was responsible for overseeing the SBA, equipment lease finance and credit card units. Prior to the merger of equals of Nara Bank and Center Bank creating BBCN, he served as Chief Credit Officer of Center Bank from April 2007 and was promoted to Executive Vice President in December 2010. A 27-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007 during which time, the SBA department received recognition for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Bank’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006.

Mr. Kim earned his B.A. in Economics from the University of California, Los Angeles.

Kyu S. Kim
Eastern Regional President

Kyu S. Kim was appointed Senior Executive Vice President and Eastern Regional President of Bank of Hope, effective May 1, 2017, and is responsible for oversight of all commercial lending functions and retail branches in New York, New Jersey, Virginia and Alabama. Previously, she was named Senior Executive Vice President and Head of Community Banking for Bank of Hope effective July 29, 2016 and was responsible for leading the business operating units of all legacy commercial lending teams and the retail branch network following the merger of BBCN Bank and Wilshire Bank. A 20-plus year veteran of Bank of Hope, formerly known as BBCN Bank, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and served as Chief Operating Officer from August 2013 through July 2016. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank following the merger of Nara Bank and Center Bank completed on November 30, 2011. Ms. Kim joined the former Nara Bank in 1998 and is credited with building the Bank’s eastern region presence from the ground up, most recently serving as Executive Vice President and Eastern Regional Manager from April 2008 through November 2011. Prior to joining Nara Bank, she was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997.

Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

33	2023 PROXY STATEMENT

Proposal 3

Peter J. Koh
Chief Operating Officer

Peter J. Koh was promoted to Senior Executive Vice President and Chief Operating Officer effective January 1, 2022 after holding the position of Executive Vice President and Deputy Chief Operating Officer effective May 1, 2021. As the Chief Operating Officer, Mr. Koh is responsible for overseeing several business regions, profit centers, and administrative departments, including IT, human resources and credit administration. Previously, he served as Executive Vice President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016 and was responsible for oversight of all credit administration functions, as well as the appraisal, loan operations and special assets departments. Prior to the merger, Mr. Koh served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. He initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. Mr. Koh then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the Board of Hope Bancorp, Inc. and Bank of Hope.

Mr. Koh earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California. He is also a graduate of the Pacific Coast Banking School.

Thomas P. Stenger
Chief Risk Officer

Thomas P. Stenger was promoted to Senior Executive Vice President and Chief Risk Officer of Bank of Hope effective October 1, 2022, after holding the position of Executive Vice President and Chief Risk Officer effective February 11, 2019. Mr. Stenger is responsible for all areas of risk, compliance and BSA management. Prior to joining the Bank, he was a Managing Director at PricewaterhouseCoopers from 2011 where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to recent regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including, market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for the risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, he served GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk through 2001. He began his career with financial institutions in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President.

Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

2023 PROXY STATEMENT	34

Proposal 3

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for our 2022 Named Executive Officers and how we have modified our programs to meet the Company’s needs in the future.

Identification of Our Named Executive Officers

Our 2022 Named Executive Officers, whom we also refer to as NEOs, consist of the following executive officers: (i) our Chief Executive Officer; (ii) our Chief Financial Officer; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2022. In addition, we may identify up to two former executive officers as NEOs who would have been so included on the basis of his or her 2022 compensation if he or she had remained an employee at year end. The following table lists our 2022 NEOs:

2022 Named Executive Officers

Name	Title

Kevin S. Kim	Chairman, President & Chief Executive Officer

Kyu S. Kim	Eastern Regional President

Peter J. Koh	Chief Operating Officer

Thomas P. Stenger	Chief Risk Officer

Alex Ko(1)	Former Chief Financial Officer

(1)

Mr. Alex Ko is included as one of our 2022 NEOs as Mr. Ko served as the Company’s Chief Financial Officer on December 31, 2022. Mr. Ko resigned from this position effective January 6, 2023 and consulted with the Bank through March 15, 2023.

Executive Summary

2022 Financial and Strategic Business Performance

Despite a challenging operating environment in 2022 with an accelerated pace of interest rate increases, we delivered solid financial results, which reflects the benefits of the lower-risk, more diversified loan portfolio that we have built and continued improvement in asset quality.

2022 was a record-breaking year for our Company in terms of new loan origination volumes, generating the highest level of loan growth since becoming Bank of Hope. New loan production reached a record $4.45 billion during 2022 and reflected a well-balanced mix of commercial, commercial real estate and consumer loans. This resulted in a 10% year-over-year increase in loans receivable of $15.40 billion at December 31, 2022 and continued progress with our transformation to a lower-risk loan portfolio.

At the same time and as a result of the faster-than-anticipated interest rate hikes, we faced significant headwinds related to deposits. Total deposits increased 5% year-over-year to $15.74 billion at December 31, 2022, with the composition of our deposits trending to higher cost deposit categories.

Total Deposits	Loans Receivable

35	2023 PROXY STATEMENT

Proposal 3

Importantly, our enhanced credit administration processes and tightened underwriting criteria contributed to continued improvement throughout the year in asset quality trends in our portfolio. Total nonperforming assets at December 31, 2022 decreased 37.9% year-over-year and represented 0.36% of total assets, a 26 basis point improvement from the prior-year period. Total criticized loans at December 31, 2022 decreased 47.7% year-over-year. These reductions reflect ongoing benefits from initiatives which we began in 2021 to substantially de-risk and rebalance our loan portfolio. For 2022, we recorded total net recoveries of $12.2 million, compared with net charge offs of $54.0 million for 2021. We recorded a provision for credit losses of $9.6 million for 2022, compared with a negative provision for credit losses of $12.2 million for 2021.

Total assets at December 31, 2022 increased 7% year-over-year to $19.16 billion. For 2022, net interest income before provision for credit losses increased 13% year-over-year and total noninterest income increased 18%, while noninterest expenses for 2022 increased 11% over 2021. As a result, our efficiency ratio improved to 51.47% for 2022 from 52.72% in the prior year. Overall, our performance in 2022 helped produce margin expansion, efficiency improvements, and increases in profitability from the previous year. Our net income totaled a record $218.3 million, or $1.81 per diluted common share, for 2022, an increase of 7% from $204.6 million, or $1.66 per diluted common share, in 2021.

Total Assets	Net Income

At December 31, 2022, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution, with total risk-based capital at 11.97%, leverage ratio at 10.15%, and common equity tier 1 capital at 10.55%.

2022 Stockholder Feedback

At the Company’s annual meeting of stockholders on May 19, 2022, approximately 97.3% of the stockholders represented and voting supported our executive compensation practices. The Compensation Committee considered this an endorsement of its decisions and policies, as well as the overall design and direction of the Company’s executive compensation program.

2023 PROXY STATEMENT	36

Proposal 3

2022 Compensation Decisions

The three key elements of our compensation program are:

Base Salary	We pay base salaries commensurate with an executive’s position and experience. For information about base salary increases in 2022, see Proposal 3, Elements of Compensation, Base Salary.
Short-Term Incentive Program (“STIP”)

NEOs are given the opportunity to earn a target annual incentive award. The actual incentive awards earned by our NEOs under the short-term incentive program (“2022 STIP”) were paid in March 2023. Mr. Kim’s incentive award was paid in cash. All other NEOs received their incentive awards as a mix of cash (50%) and equity (50%), issued as restricted stock units that vest 50% on each of the first two anniversaries of the grant date. See Proposal 3, Elements of Compensation, Annual Incentive Awards.

Long-Term Incentive Program (“LTIP”)

In a continuing effort to align, motivate and reward participants for their contributions to the Company’s long-term financial success and growth, the Company has a long-term incentive program (“LTIP”). Under the LTIP, the Compensation Committee awarded equity grants to our NEOs that are 50% time-vested and 50% performance-contingent on a three-year time frame. See Proposal 3, Elements of Compensation, Long-Term Equity Incentive Awards.

Below is a summary of the compensation decisions made by the Compensation Committee for our NEOs for 2022. This summary is not a substitute for and does not describe all of the compensation in the Summary Compensation Table set forth later in this document.

Regarding the STIP, our Chief Executive Officer’s actual award paid out at 98% of his target opportunity based on achievement of the relevant performance metrics during the year ended December 31, 2022. The awards in the table below include a time-vesting component of LTIP awards that are granted as restricted stock units (“RSUs”) and a performance-vesting component of LTIP awards that are granted as performance stock units (“PSUs”), contingent on the achievement of pre-established performance goals relating to absolute earnings per share (“EPS”), relative return on average tangible common equity (“ROTCE”) and relative total stockholder return (“TSR”). The awards also include the equity component of the 2021 STIP plan that was awarded as RSUs that vest over time.

37	2023 PROXY STATEMENT

Proposal 3

Executive	Base Salary	Actual Cash Incentive	Equity Incentives			TOTAL
			Award Type	Target Award Value(1)	Vesting Period

Kevin S. Kim Chairman, President & Chief Executive Officer	$1,050,000	$1,031,730	LTIP (Time-Based)	$787,494	3 Years
			LTIP (Performance-Based Absolute EPS)	$315,001	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$315,001	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$168,159	3-Year Cliff	$3,667,385

Kyu S. Kim Eastern Regional President	$423,410	$79,286	2021 STIP (Time-Based)	$82,502	2 Years
			LTIP (Time-Based)	$74,990	3 Years
			LTIP (Performance-Based Absolute EPS)	$29,999	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$29,999	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$16,023	3-Year Cliff	$736,209

Peter J. Koh Chief Operating Officer	$400,000	$83,333	2021 STIP (Time-Based)	$82,502	2 Years
			LTIP (Time-Based)	$85,001	3 Years
			LTIP (Performance-Based Absolute EPS)	$33,997	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$33,997	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$18,157	3-Year Cliff	$736,987

Thomas P. Stenger Chief Risk Officer	$464,121	$81,905	2021 STIP (Time-Based)	$77,005	2 Years
			LTIP (Time-Based)	$77,489	3 Years
			LTIP (Performance-Based Absolute EPS)	$30,999	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$30,999	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$16,556	3-Year Cliff	$779,073

Alex Ko Former Chief Financial Officer(2)	$441,000	$—	2021 STIP (Time-Based)	$87,999	2 Years
			LTIP (Time-Based)	$92,497	3 Years
			LTIP (Performance-Based Absolute EPS)	$36,995	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$36,995	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$19,757	3-Year Cliff	$715,244

(1)

For each performance-based LTIP award, the value shown assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $16.12, the closing price on March 23, 2022, the date of grant, except for the LTIP performance-based relative TSR awards each of which is calculated using the Monte Carlo simulation model assuming the most probable outcome achieved.

(2)

Mr. Ko is included as one of our 2022 NEOs as Mr. Ko served as the Chief Financial Officer on December 31, 2022. Mr. Ko resigned from this position effective January 6, 2023, and continued to serve as a consultant to the Bank through March 15, 2023.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behavior through the following processes, policies and practices:

•	Stock ownership policy;

•	Clawback policy;

•	No tax gross ups;

•	No automatic “single trigger” vesting upon a change of control;

•	Independent compensation consultant retained and consulted, as needed; and

•	No excessive perquisites.

2023 PROXY STATEMENT	38

Proposal 3

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs align the interests of NEOs with those of stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

•	levels of base salary that are competitive with companies in our peer group;

•	annual cash and equity incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives; and

•	long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for the Section 16 officers (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee. The Chair of the Board Risk Committee may provide input on compensation decisions for the Chief Risk Officer in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, subject to the overall authority of the Board, including assessment of the risk profile of each compensation policy and practice, and for determining the total compensation paid to the Chief Executive Officer and, where appropriate, recommending the compensation package to the Board for approval and ratification. The Compensation Committee also determines the compensation of officers covered in Rule 16-1(f) of the Exchange Act as well as considering recommendations of our Chief Executive Officer relating thereto. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for NEOs. The Compensation Committee may engage the advice of outside experts, including compensation consultants. It is the Compensation Committee’s policy to engage only advisors that the Compensation Committee determines to be sufficiently independent. The Chair of the Compensation Committee regularly reports to the Board on the Compensation Committee’s actions and recommendations.

The Role of the Independent Compensation Consultant

The Compensation Committee at times retains the services of independent consultants to assist the Compensation Committee with its consideration of the Company’s compensation policies, programs and practices.

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement with Pearl Meyer as its independent consultant for the fiscal year 2022 on an ad-hoc, project basis. Pearl Meyer provides expertise on competitive pay practices and program design, and serves as an objective third-party advisor in assessing the reasonableness of compensation levels and performance metrics, as needed. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee.

The Role of Peer Groups

The Compensation Committee used a broad group of financial institutions for evaluating compensation of the Chief Executive Officer, when negotiating and entering into a new contract with the Chief Executive Officer during 2022. The list is set forth on Appendix A.

39	2023 PROXY STATEMENT

Proposal 3

The Compensation Committee uses another broad group of financial institutions for evaluating the compensation of the NEOs, which is also set forth on Appendix A. The Compensation Committee, with input from its compensation consultant, if needed, may periodically review the composition of peer companies against which the Company evaluates itself for compensation purposes and for supplementing the information used to make compensation decisions such as determining compensation targets and base salaries.

In addition to peer group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels. For example, the Compensation Committee also reviews other information, such as individual and Company performance, the position, responsibilities within the Company, and other factors to determine total executive compensation.

With regards to compensation benchmarking as well as the performance metrics for the LTIP award granted in 2022, in March 2022 the Compensation Committee approved a peer group comprised of banks similar in size, business and geography, which is set forth on Appendix A.

Elements of Compensation

The three primary elements of our executive compensation structure are base salary, short-term annual incentive awards and long-term equity incentive awards.

The following describes the objectives and policies underlying each of the elements of our executive compensation program.

Base Salary

Base salary is the fixed component of total direct compensation. We believe that base salaries should be competitive with the salaries paid by comparable banking institutions based on each individual executive officer’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target bonuses under our short-term annual incentive program generally are set as a percentage of base salary.

Following a peer compensation analysis conducted internally in early 2022, the Compensation Committee approved a 1.9% increase to keep pace with the market for our Chief Executive Officer and, based on further recommendations of our Chief Executive Officer, reviewed and approved:

•

a 14.0% increase in the base salary of our Chief Operating Officer, Peter J. Koh, reflecting his promotion from Deputy Chief Operating Officer at the beginning of 2022 and the increased oversight and responsibility for this role,

•

a 5.0% increase in the base salary of our Chief Risk Officer, Thomas P. Stenger, at the beginning of 2022 and an additional increase of 4.7% in October 1, 2022 upon his promotion to Senior Executive Vice President, which aggregates to a 9.7% increase, and

•	base salary increases for each of our other NEOs of 5.0% in order to maintain base salaries near market-competitive levels.

The salary increases of 5.0% are in line with the annual merit adjustments for employees Company wide.

2023 PROXY STATEMENT	40

Proposal 3

The 2021 and 2022 base salaries for the NEOs were as follows:

NEO	2021 Base Salary	2022 Base Salary	Year-over- Year % Change

Kevin S. Kim	$1,030,000	$1,050,000	1.9%

Kyu S. Kim	$403,247	$423,410	5.0%

Peter J. Koh	$350,959	$400,000	14.0%

Thomas P. Stenger	$422,973	$464,121	9.7%

Alex Ko(1)	$420,000	$441,000	5.0%

(1)	As previously noted, Mr. Alex Ko resigned as Chief Financial Officer effective January 6, 2023.

Annual Incentive Awards

Executive officers are given the opportunity to earn a target annual incentive as a percent of their base salary. Our annual performance-based incentive compensation program is designed to align the interests of our NEOs with those of our stockholders and provides for cash and equity compensation opportunities. Awards are driven by criteria primarily tied to the Bank’s performance.

Our Chief Executive Officer has the opportunity to earn a target annual cash incentive under a performance-based annual incentive program, which is paid 100% in cash as required by the terms of his employment agreement. For 2022, the Compensation Committee maintained our Chief Executive Officer’s target annual incentive award opportunity at 100% of his base salary, with the Chief Executive Officer’s actual incentive paid out at 98% of the target based on achievement of the relevant performance metrics.

Our other NEOs have the opportunity to earn discretionary annual incentive awards under the Company’s short-term annual incentive program, or STIP. These awards are delivered as a mix of cash and equity. The actual incentives paid to our NEOs under the 2022 STIP were comprised of approximately 50% as cash (paid in March 2023) and 50% as equity (granted in March 2023) that vests 50% on each of the first two anniversaries of the grant date. Given the discretionary nature of the STIP and varying accounting treatments of the cash and equity issued under the STIP, the Summary Compensation Table below reports the cash portion of the 2022 STIP in each respective NEO’s 2022 compensation, as well as the equity portion payout of the prior year’s 2021 STIP that was awarded in March 2022.

The following sections discuss the Compensation Committee’s criteria used to determine 2022 annual incentive awards for our Chief Executive Officer and other NEOs.

Performance Measure Calculations

We utilized the following calculations when determining the achievement of the performance measures associated with the annual incentive awards issued in 2022:

•	Earnings per share, or EPS, which was measured based on the following formula: net income, divided by weighted average diluted common shares.

•

Return on average tangible common equity, or ROTCE, which was measured based on the following formula: net income, divided by tangible common equity, with tangible common equity representing common equity, less goodwill and net other intangible assets.

•	Net interest margin, which was measured based on the following formula: net interest income divided by average earnings assets.

•	Efficiency ratio, which was measured based on the following formula: noninterest expense, divide by the sum of net interest income, plus noninterest income.

•	Total loan growth, which was measured based on the following formula: the annual percentage growth in loans receivable.

•

Total deposit growth (retail), which was measured based on the following formula: the annual percentage growth in total retail deposits, with retail deposits representing total deposits, less brokered deposit and wholesale deposits.

41	2023 PROXY STATEMENT

Proposal 3

Company Performance Objectives: Individual Evaluation and Results

Chief Executive Officer Annual Incentive Award

Mr. Kim’s target opportunity for 2022 was as follows, with performance criteria weighted 70% on the Company’s financial performance and 30% on the Company’s strategic performance.

	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity
Executive	Threshold	Target	Maximum	Threshold	Target	Maximum

Kevin S. Kim	50%	100%	150%	$525,000	$1,050,000	$1,575,000

In early 2022, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to approved goals to determine the annual incentive award payout for the Chief Executive Officer. The financial performance metrics are set forth in the chart below and, as reflected in the chart, the Company was below threshold for one metric relating to financial performance, above target for all other financial performance metrics. With regards to strategic performance, the Compensation Committee tracked four strategic initiatives based on the Company’s strategic plan for 2022, supported by 33 strategic priorities and the fulfillment of those priorities ranging in 0% achievement to 100% achievement, with aggregate achievement of 85% of these priorities as reflected in the chart below, which is below target for the strategic performance metric. Based on these results, the Compensation Committee approved a STIP (or annual incentive) payout to Mr. Kim, in accordance with the scorecard illustrated below, equal to approximately 98%% of his target opportunity, or $1,031,730.

Performance Measures	Weight	2022 Performance Target Goals			Actual Results	Performance Achieved	Actual Percent of Performance	Actual Weight
		Minimum	Target	Maximum					Cash Incentive Earned
Financial Performance	70%

Earnings Per Share	15%	$1.30	$1.63	$1.96	$1.81	Above Target	128.0%	13.4%	$141,120

Return on Average Tangible Common Equity	15%	9.35%	11.69%	14.02%	13.97%	Above Target	148.0%	15.5%	$163,170

Net Interest Margin	15%	2.46%	3.07%	3.68%	3.36%	Above Target	124.0%	13.0%	$136,710

Efficiency Ratio	15%	55.47%	52.83%	50.19%	51.47%	Above Target	130.0%	13.7%	$143,325

Total Loan Growth	20%	8.72%	10.90%	13.08%	11.86%	Above Target	122.0%	17.1%	$179,340

Total Deposit Growth (retail)	20%	3.52%	4.40%	5.28%	2.91%	Below Threshold	—	—	—
Strategic Performance	30%

Strategic and Risk Management	100%				85.10%	Below Target	85.1%	25.5%	$268,065
TOTAL	100%							98.3%	$1,031,730

Other NEOs’ Annual Incentive Awards

Annual incentive awards for the other NEOs are paid under a discretionary performance incentive program. This program was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. This discretionary performance incentive program is administered by the Chief Executive Officer and approved by the Compensation Committee.

Our other NEOs have the opportunity to earn a discretionary annual incentive award under the STIP. Awards granted under the STIP are paid using a mix of cash and equity awards. Equity awards further receive a 10% value premium over the cash payments and are paid out in shares of our Common Stock based on the fair market value of our Common Stock on the grant date, vesting 50% on each of the first two anniversaries of the grant date. For our NEOs (other than our Chief Executive Officer), the 2022 STIP award was paid out as a 50% cash incentive and 50% as an equity incentive (prior to the 10% premium). We believe this ensures that our NEOs consider the long-term performance and growth of the Company while delivering short-term results.

2023 PROXY STATEMENT	42

Proposal 3

The Compensation Committee establishes Bank performance goals for the year, achievement of which results in creation of an overall Company bonus pool. A holistic assessment of individual performance is determined by our Chief Executive Officer for our other NEOs following completion of our fiscal year. Based on his evaluation, our Chief Executive Officer recommends to the Compensation Committee (and our Compensation Committee approves, in its discretion, based on such recommendation) the annual bonuses for our NEOs from the established bonus pool. In addition, our Compensation Committee retained discretion to reduce the overall Company bonus pool based on the Company’s overall performance and stockholder returns for the year, with the Compensation Committee electing not to exercise this discretion with respect to the 2022 bonus pool.

Given the discretionary nature of the STIP and due to the varying accounting treatments of the cash and equity, for these NEOs the Summary Compensation Table below reports in their respective 2022 compensation (i) the cash portion of the 2022 STIP that was paid in March 2023 for the Company’s 2022 performance and (ii) the grant date fair value of the equity portion payout of the prior year’s 2021 STIP that was granted in March 2022 awarded for 2021 performance.

In early 2022, the Chief Executive Officer recommended, and the Compensation Committee approved, the Bank performance goals for 2022, upon which the overall Company bonus pool was determined. The performance measures for the 2022 target performance goals were unchanged from the 2021 measures, with the same weights. The 2022 performance measures were weighted as follows: 15% on EPS; 15% on ROTCE; 15% on net interest margin; 15% on efficiency ratio; 20% on total loan growth; and 20% on total deposit growth (retail).

Following is a summary of the Bank performance goals approved for 2022, the respective assigned weights in determining the overall payout opportunity, and actual performance results:

	Weight	2022 Performance Target Goals			Actual Results	Performance Achieved	Actual Percent of Performance	Actual Weight
Performance Measures	Senior EVP	Minimum	Target	Maximum
Financial Performance	100%

Earnings per Share	15%	$1.30	$1.63	$1.96	$1.81	Above Target	128.0%	19.2%

Return on Average Tangible Common Equity	15%	9.35%	11.69%	14.02%	13.97%	Above Target	148.0%	22.2%

Net Interest Margin	15%	2.46%	3.07%	3.68%	3.36%	Above Target	124.0%	18.6%

Efficiency Ratio	15%	55.47%	52.83%	50.19%	51.47%	Above Target	130.0%	19.5%

Total Loan Growth	20%	8.72%	10.90%	13.08%	11.86%	Above Target	122.0%	24.4%

Total Deposit Growth (retail)	20%	3.52%	4.40%	5.28%	2.91%	Below Threshold	—	—
TOTAL	100%							103.9%

In early 2023, based on the size of the 2022 Company bonus pool and taking into consideration the historic target payouts of 45% for Senior Executive Vice Presidents, the title held by each respective 2022 NEO, the Chief Executive Officer recommended, and the Compensation Committee approved discretionary 2022 STIP awards to our other NEOs as described below.

In making this determination, the following are the guidelines that are considered to weight corporate performance criteria and individual objectives for the other NEOs:

	Guidelines
	Corporate Objectives Weight	Business Unit Performance	Individual Objectives Weight

Senior Executive Vice President	35%	35%	30%

43	2023 PROXY STATEMENT

Proposal 3

Based on the Bank’s overall 2022 performance, the table below shows the payouts:

NEO	2022 STIP Target Opportunity as a % of Base Salary	Actual 2022 STIP Award	Actual 2022 STIP Paid as a % of Salary	Target Measurement	Cash Portion of 2022 STIP	Value of Equity Portion of 2022 STIP (including 10% premium)

Kyu S. Kim	45%	$166,500	39%	Below Target	$79,286	$87,214

Peter J. Koh	45%	$175,000	44%	Below Target	$83,333	$91,667

Thomas P. Stenger	45%	$172,000	37%	Below Target	$81,905	$90,095

Alex Ko(1)	45%	—	—	Below Target	—	—

(1)	For Mr. Alex Ko, who resigned as Chief Financial Officer of the Bank effective January 6, 2023, the Company did not pay any STIP award.

Due to the discretionary nature of the grant, the equity portion of the 2022 STIP paid in the form of our Common Stock (as described above) will be shown in the equity column of next year’s Summary Compensation Table.

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks.

Our Long-Term Incentive Program (“LTIP”) has the following objectives:

•	Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;

•	Encourage ownership of the Company’s Common Stock by employees;

•	Align executives with stockholder interests; and

•	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The LTIP provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our Chief Executive Officer. The Compensation Committee determined that 50% of the 2022 Long-Term Incentive Program (the “2022 LTIP”) award will be subject to time-based vesting and 50% of the 2022 LTIP will be subject to performance-based vesting for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, in addition to the annual STIP equity grant described above, LTIP awards are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards granted in 2022 were granted under our stockholder-approved 2019 Incentive Compensation Plan (the “2019 Plan”).

The grant date of the LTIP awards and STIP equity grant described above is the date of the Compensation Committee’s approval of the awards, which typically occurs at a first quarter meeting of the Compensation Committee. The grant date for the awards made in 2022 are detailed in the 2022 Grants of Plan-Based Awards table later in this Proxy Statement. The Company does not adjust timing of its annual grant based on SEC filings or press releases. Rather, the meetings of the Compensation Committee when the awards will be granted are established and communicated well in advance.

With the exception of termination due to change in control, and in some cases death or disability, participants will generally forfeit all rights to any unvested portion of LTIP awards upon termination of employment. The LTIP will be subject to the Company’s clawback policy, as it may be modified from time to time.

The time-vesting component of LTIP awards are granted as restricted stock units (“RSUs”) that vest one-third each on the first three anniversaries of the grant date.

The performance-vesting component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals. At the beginning of the performance period, goals are established which are designed to measure the degree of sustained business success over the set time frame. The Compensation Committee establishes and administers the LTIP performance goals, with consideration of input from management. At the end of the three-year vesting cliff, the Company’s performance against the goals will be assessed to determine the earned award level.

2023 PROXY STATEMENT	44

Proposal 3

For the 2022 LTIP grant, our Compensation Committee approved PSUs based on absolute EPS for a 12-month performance period, and relative ROTCE and relative TSR contingent on the achievement of pre-established three-year performance goals as shown in the table below. The performance metrics and weightings were unchanged as compared to 2021.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch

Earnings Per Share(1)	40%	Absolute	$1.47	$1.63	$1.79

Return on Average Tangible Common Equity(2)(3)	40%	Relative	25th Percentile	50th Percentile	75th Percentile

Total Stockholder Return(3)(4)	20%	Relative	25th Percentile	50th Percentile	75th Percentile

Payout as % of Target			50%	100%	150%

(1)	EPS is measured on an absolute basis against the Company’s budget/forecast over the period January 1, 2022 through December 31, 2022.

(2)	ROTCE measured on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024.

(3)	The group of peer banks is comprised of like banks by size, business, geography, etc.

(4)

TSR on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024 (calculated assuming that dividends during the period are reinvested in company shares on the date paid).

Performance below “Threshold” for a given performance measure will result in the forfeiture of the portion of the LTIP award. Performance at or above “Stretch” for a given performance measure will result in a payout equal to 150% of the respective target portion of the LTIP award. Performance between “Threshold—Target—Stretch” will be determined using a straight-line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee on an annual basis and recommendations from our Chief Executive Officer for our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award as % of Salary	LTIP: Time-Based Vesting RSUs	LTIP: Target Performance- Contingent PSUs

Chairman, President & Chief Executive Officer	150%	75%	75%

Senior Executive Vice President	30% - 40%	15% - 20%	15% - 20%

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2022:

	Grant Date	LTIP: Time-Based Vesting RSUs	LTIP: PSUs EPS (at target)	LTIP: PSUs ROTCE (at target)	LTIP: PSUs TSR (at target)

Kevin S. Kim	3/23/2022	48,852	19,541	19,541	9,771

Kyu S. Kim	3/23/2022	4,652	1,861	1,861	931

Peter J. Koh	3/23/2022	5,273	2,109	2,109	1,055

Thomas P. Stenger	3/23/2022	4,807	1,923	1,923	962

Alex Ko(1)	3/23/2022	5,738	2,295	2,295	1,148

(1)	As previously noted, Mr. Alex Ko resigned as Chief Financial Officer effective January 6, 2023.

45	2023 PROXY STATEMENT

Proposal 3

For the PSUs that were granted in 2022, below is the grant date of each award and the value assuming the most probable outcome is achieved and the grant date fair value assuming achievement of the target and maximum levels of performance:

Name	Grant Date	Description of PSU Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved(1)	Assuming Target Outcome is Achieved(2)	Assuming Maximum Value is Achieved(3)
Kevin S. Kim	3/23/2022	LTIP (Performance-Based Absolute EPS)	$315,001	$315,001	$472,501
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$157,500	$315,001	$472,501
	3/23/2022	LTIP (Performance-Based Relative TSR)	$168,159	$168,159	$168,159
Kyu S. Kim	3/23/2022	LTIP (Performance-Based Absolute EPS)	$29,999	$29,999	$44,999
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$15,000	$29,999	$44,999
	3/23/2022	LTIP (Performance-Based Relative TSR)	$16,023	$16,023	$16,023
Peter J. Koh	3/23/2022	LTIP (Performance-Based Absolute EPS)	$33,997	$33,997	$50,996
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$16,999	$33,997	$50,996
	3/23/2022	LTIP (Performance-Based Relative TSR)	$18,157	$18,157	$18,157
Thomas P. Stenger	3/23/2022	LTIP (Performance-Based Absolute EPS)	$30,999	$30,999	$46,498
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$15,499	$30,999	$46,498
	3/23/2022	LTIP (Performance-Based Relative TSR)	$16,556	$16,556	$16,556
Alex Ko(4)	3/23/2022	LTIP (Performance-Based Absolute EPS)	$36,995	$36,995	$55,493
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$18,498	$36,995	$55,493
	3/23/2022	LTIP (Performance-Based Relative TSR)	$19,757	$19,757	$19,757

(1)

Amounts reported represent most probable outcome achieved in accordance with FASB ASC Topic 718. For each LTIP performance-based relative TSR award, the value assuming the most probable outcome achieved is calculated using the Monte Carlo simulation model. See Note 12 of the Hope Bancorp, Inc. consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.

(2)

Assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $16.12, the closing price on March 23, 2022, the date of grant, except for each LTIP performance-based relative TSR award, the value reflects the most probable outcome achieved and is calculated using the Monte Carlo simulation model.

(3)

Assumes achievement of the maximum level of performance conditions, which is calculated as the maximum number of shares multiplied by $16.12, the closing price on May 23, 2022, the date of grant except for each LTIP performance-based relative TSR award, the value reflects the most probable outcome achieved and is calculated using the Monte Carlo simulation model.

(4)	As previously noted, Mr. Alex Ko resigned as Chief Financial Officer effective January 6, 2023.

2020 LTIP Grants – Partial Achievement of Performance Goals Determined During Q1 2023

In 2020, LTIP equity awards were granted to our NEOs on April 23, 2020. The performance-contingent component of the 2020 LTIP awards were granted as PSUs, contingent on the achievement of the following pre-established three-year performance goals, with the actual performance achieved shown.

Performance Measure	Weighting	Measurement Perspective	Performance Goals			Actual Performance
			Threshold	Target	Stretch

Return on Average Assets(1)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile	32nd Percentile

Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile	49th Percentile

Payout as % of Target			50%	100%	150%

(1)

ROAA measured on a relative basis against a defined group of peer banks over an 11-quarter period from April 1, 2020 through December 31, 2022. Peer banks consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2022, excluding the Company if included in the KRX as of that date.

(2)

TSR on a relative basis against a defined group of peer banks over an 11-quarter period from April 1, 2020 through December 31, 2022. Peer banks consist of all companies included in the KRX as of December 31, 2022, excluding the Company if included in the KRX as of that date.

(3)	If the Company’s absolute TSR performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

2023 PROXY STATEMENT	46

Proposal 3

The target shares for the 2020 LTIP awards, as well as the number of shares earned based on actual performance of ROAA and TSR, is set forth below.

Executive	Grant Date	Description of PSU	Target Shares	Performance Achieved	% Payout	Shares Vested as of March 15, 2023

Kevin S. Kim	4/22/2020	2020 LTIP	75,316	Over Threshold	77%	57,617

Kyu S. Kim	4/22/2020	2020 LTIP	7,500	Over Threshold	77%	5,738

Peter J. Koh	4/22/2020	2020 LTIP	8,000	Over Threshold	77%	6,120

Thomas P. Stenger	4/22/2020	2020 LTIP	8,000	Over Threshold	77%	6,120

Alex Ko	4/22/2020	2020 LTIP	10,000	Over Threshold	77%	7,650

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes a Stock Ownership Policy that sets forth stock ownership guidelines for our Chief Executive Officer and non-employee directors. For information about the Stock Ownership Policy see Proposal 1, Equity Ownership Guidelines for Non-Employee Directors. The equity ownership guideline for the Chief Executive Officer is five times his base salary.

We do not have any stock ownership guideline or requirement for any of our NEOs other than our Chief Executive Officer. Our Chief Executive Officer and the NEOs are subject to the policy prohibiting hedging and pledging of our stock, which is discussed under Proposal 1, Equity Ownership Guidelines for Non-Employee Directors, Hedging and Pledging Prohibition.

CEO Satisfaction of Equity Ownership Guidelines as of December 31, 2022

The following table presents information about the stock ownership of our Chief Executive Officer as of December 31, 2022, based on the equity ownership guidelines, which requires that he own shares of Common Stock of the Company that are of at least five times his base salary in effect as of December 31, 2022.

Name	Target number of shares to Satisfy CEO Equity Ownership Guidelines (1)	Number of Shares Held Directly and Indirectly(2)	Guidelines Satisfied

Kevin S. Kim	409,836	779,858	✓

(1)	The target number of shares was calculated by dividing $5,250,000 (which is 5x the base salary of $1,050,000) by $12.81, the value of the Company’s Common Stock on December 31, 2022.

(2)

The number of shares held includes all shares of the Company’s Common Stock held as of December 31, 2022 either directly or indirectly, including vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements.

Clawback Policy

Our executive compensation program includes a clawback policy that provides for the recoupment of certain incentive-based compensation that was earned, vested and granted to our executive officers, including former executive officers, based on any financial reporting measure, our stock price or total stockholder return. Incentive compensation is subject to recoupment if received within any of the three fiscal years prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. This policy is intended to comply with Section 954 of the Dodd-Frank Act and any applicable stock exchange rules that may be adopted under such act.

Other Benefits

The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the Summary Compensation Table for further information.

47	2023 PROXY STATEMENT

Proposal 3

Compensation Risk Considerations

Pursuant to the Company’s Risk Compensation Policy, the Compensation Committee reviews on an annual basis the incentive compensation of our Chief Executive Officer and the other NEOs as well as individual employees whose activities may expose the organization to material amounts of risk and groups of employees participating in similar incentive programs who in the aggregate may expose the organization to material amounts of risk based on risk categories that include credit, market, liquidity, operational, legal, compliance and reputational risk based on a facts-and-circumstances determination. For purposes of the assessment, the Risk Compensation Policy defines incentive compensation as that portion of an employee’s current or potential compensation that is tied to achievement of one or more specific metrics, but does not include compensation awarded solely for, and tied to, continued employment (such as salary).

After conducting this review during 2022, the Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks after considering, among other items, the Company’s clawback policy, the mix of cash and equity incentives, as well as the mix of time-based vesting awards and performance-contingent awards. Additionally, we do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax, Accounting and Regulatory Considerations

We take tax, accounting and regulatory requirements into consideration when we choose our compensation elements and when we establish the procedures to set and pay those elements. We seek to pay compensation in the most tax-effective manner where reasonably possible. However, we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Dale S. Zuehls (Chair), Daisy Y. Ha, William J. Lewis, Mary E. Thigpen and Scott Yoon-Suk Whang, all of whom satisfy the Listing Rules of the Nasdaq Stock Market. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our executive officers serve or have served on the Board or compensation committee of another company that also has an executive officer that serves on our Board or our Compensation Committee.

2023 PROXY STATEMENT	48

Proposal 3

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Dale S. Zuehls, Chair

Daisy Y. Ha

William J. Lewis

Mary E. Thigpen

Scott Yoon-Suk Whang

March 22, 2023

49	2023 PROXY STATEMENT

Proposal 3

Executive Compensation Tables

2022 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our NEOs for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Options Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compen- sation(4)	Total
Kevin S. Kim Chairman, President & Chief Executive Officer	2022	$1,037,077	$1,050	$1,428,155	—	$1,030,730	$5,914	$57,399	$3,560,324
	2021	$1,016,135	$1,050	$1,293,088	—	$990,501	$5,557	$50,111	$3,356,442
	2020	$999,838	$1,050	$1,134,628	—	$604,447	$5,221	$78,618	$2,823,802
Kyu S. Kim Eastern Regional President	2022	$417,981	$79,286	$218,514	—	—	$2,240	$43,771	$761,792
	2021	$400,085	$76,050	$197,182	—	—	$2,105	$50,824	$726,246
	2020	$403,051	$85,050	$175,904	—	—	$1,977	$48,721	$714,706
Peter J. Koh Chief Operating Officer	2022	$399,145	$83,333	$238,152	—	—	—	$29,410	$750,040
Thomas P. Stenger Chief Risk Officer	2022	$442,276	$81,905	$217,548	—	—	—	$127,986	$869,715
	2021	$419,655	$71,050	$188,999	—	—	—	$107,484	$787,188
	2020	$423,169	$67,050	$169,357	—	—	—	$98,791	$758,370
Alex Ko Former Chief Financial Officer	2022	$435,346	—	$255,746	—	—	—	$32,335	$723,427
	2021	$409,347	$81,050	$234,551	—	—	—	$39,800	$764,748
	2020	$389,491	$88,050	$212,689	—	—	—	$39,800	$730,031

(1)

Includes (i) cash payments made to each NEO (other than our Chief Executive Officer) pursuant to the Company’s 2022 short-term incentive program (the “2022 STIP”) and (ii) holiday bonuses paid to each NEO in the fourth quarter of 2022.

(2)

Amounts reported represent the aggregate grant date fair value for restricted stock, restricted stock units (“RSUs”) and performance-contingent restricted stock units (“PSUs”) granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 12, “Stock Based Compensation” to the Company’s Consolidated Financial Statements for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for more information regarding the Company’s accounting for stock -based compensation. Amounts reported herein include (i) the grant date fair value of RSUs issued under our 2021 short-term incentive program (“2021 STIP”) granted in 2022, (ii) time-based RSUs issued under our 2022 LTIP and (iii) PSUs issued under our 2022 LTIP. The amounts shown in the Summary Compensation Table above do not represent the actual value realized by each NEO.

The following table sets forth the grant date fair value for each award granted to the NEOs during the year ended December 31, 2022. For PSUs, the table presents both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved (which is calculated as the maximum number of shares that could be achieved multiplied by $16.12, the closing price on March 23, 2022, the date of grant). However, for the PSUs that are LTIP performance-based relative TSR awards, the value reflects the most probable outcome achieved which is calculated using the Monte Carlo simulation model). See Proposal 3, 2022 Grants of Plan Based Awards Table and CD&A for additional details regarding the awards.

2023 PROXY STATEMENT	50

Proposal 3

Name	Grant Date	Type of Award Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Kevin S. Kim	3/23/2022	LTIP (Time-Based)	$787,494	$1,181,241
	3/23/2022	LTIP (Performance-Based Absolute EPS)	$315,001	$472,501
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$157,500	$472,501
	3/23/2022	LTIP (Performance-Based Relative TSR)	$168,159	$168,159
Kyu S. Kim	3/23/2022	2021 STIP (Time-Based)	$82,502	$123,753
	3/23/2022	LTIP (Time-Based)	$74,990	$112,485
	3/23/2022	LTIP (Performance-Based Absolute EPS)	$29,999	$44,999
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$15,000	$44,999
	3/23/2022	LTIP (Performance-Based Relative TSR)	$16,023	$16,023
Peter J. Koh	3/23/2022	2021 STIP (Time-Based)	$82,502	$123,753
	3/23/2022	LTIP (Time-Based)	$85,001	$127,501
	3/23/2022	LTIP (Performance-Based Absolute EPS)	$33,997	$50,996
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$16,999	$50,996
	3/23/2022	LTIP (Performance-Based Relative TSR)	$18,157	$18,157
	12/16/2022	15-year service award (Time-Based, fully vested on grant)	$1,497	$1,497
Thomas P. Stenger	3/23/2022	2021 STIP (Time-Based)	$77,005	$115,508
	3/23/2022	LTIP (Time-Based)	$77,489	$116,233
	3/23/2022	LTIP (Performance-Based Absolute EPS)	$30,999	$46,498
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$15,499	$46,498
	3/23/2022	LTIP (Performance-Based Relative TSR)	$16,556	$16,556
Alex Ko	3/23/2022	2021 STIP (Time-Based)	$87,999	$131,999
	3/23/2022	LTIP (Time-Based)	$92,497	$138,745
	3/23/2022	LTIP (Performance-Based Absolute EPS)	$36,995	$55,493
	3/23/2022	LTIP (Performance-Based Relative ROTCE)	$18,498	$55,493
	3/23/2022	LTIP (Performance-Based Relative TSR)	$19,757	$19,757

(3)

Amounts shown are above-market interest on long-term incentive agreement deferred accounts, based on the difference between the 6.25% annual interest rate provided on the long-term incentive agreement accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the respective long-term incentive agreement was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.

(4)	For 2022, all other compensation for each NEO includes the following:

Name	Year	401(k) Match	Auto Allowance	Perquisites(a)	Total

Kevin S. Kim	2022	$18,300	—	$39,099	$57,399

Kyu S. Kim	2022	$16,222	$13,800	$13,749	$43,771

Peter J. Koh	2022	$15,375	$13,800	$235	$29,410

Thomas P. Stenger	2022	$17,398	$13,800	$96,789	$127,986

Alex Ko	2022	$18,300	$13,800	$235	$32,335

(a)

Perquisites in 2022 included for Kevin S. Kim monthly membership fees at a social club and a country club, aggregating $20,497 and auto-related expense reimbursements of $18,367 and mobile stipend of $235; for Ms. Kim the estimated value of the Bank Owned Life Insurance benefit of $5,258 based on the cost of coverage specified by the IRS group-term life insurance premium table, parking fringe benefits of $8,256 and mobile stipend of $235; for Mr. Koh a mobile stipend of $235; for Mr. Stenger relocation and travel expenses of $96,553 and a mobile stipend of $235; and for Mr. Ko a mobile stipend of $235.

51	2023 PROXY STATEMENT

Proposal 3

2022 Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2022 under our 2019 Plan. No other plan-based awards were granted to NEOs during the year.

	Grant Date		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum

Kevin S. Kim Chairman, President & Chief Executive Officer	3/23/2022	(3)	$525,000	$1,050,000	$1,575,000	—	—	—	—		—	—	—
	3/23/2022		—	—	—	—	—	—	48,852	(5)	—	—	$787,494
	3/23/2022		—	—	—	9,771	19,541	29,312	—		—	—	$315,001
	3/23/2022		—	—	—	9,771	19,541	29,312	—		—	—	$157,500
	3/23/2022		—	—	—	4,886	9,771	14,657	—		—	—	$168,159

Kyu S. Kim Eastern Regional President	3/23/2022	(4)	—	$190,534	—	—	—	—	—		—	—	—
	3/23/2022		—	—	—	—	—	—	5,118	(6)	—	—	$82,502
	3/23/2022		—	—	—	—	—	—	4,652	(5)	—	—	$74,990
	3/23/2022		—	—	—	931	1,861	2,792	—		—	—	$29,999
	3/23/2022		—	—	—	931	1,861	2,792	—		—	—	$15,000
	3/23/2022		—	—	—	466	931	1,397	—		—	—	$16,023

Peter J. Koh Chief Operating Officer	3/23/2022	(4)	—	$180,000	—	—	—	—	—		—	—	—
	3/23/2022		—	—	—	—	—	—	5,118	(6)	—	—	$82,502
	3/23/2022		—	—	—	—	—	—	5,273	(5)	—	—	$85,001
	3/23/2022		—	—	—	1,055	2,109	3,164	—		—	—	$33,997

	3/23/2022		—	—	—	1,055	2,109	3,164	—		—	—	$16,999

	3/23/2022		—	—	—	528	1,055	1,583	—		—	—	$18,157

	12/16/2022		—	—	—	—	—	—	119	(7)	—	—	$1,497

Thomas P. Stenger Chief Risk Officer	3/23/2022	(4)	—	$208,854	—	—	—	—	—		—	—	—
	3/23/2022		—	—	—	—	—	—	4,777	(6)	—	—	$77,005
	3/23/2022		—	—	—	—	—	—	4,807	(5)	—	—	$77,489
	3/23/2022		—	—	—	962	1,923	2,885	—		—	—	$30,999
	3/23/2022		—	—	—	962	1,923	2,885	—		—	—	$15,499
	3/23/2022		—	—	—	481	962	1,443	—		—	—	$16,556

Alex Ko Former Chief Financial Officer	3/23/2022	(4)	—	$198,450	—	—	—	—	—		—	—	—
	3/23/2022		—	—	—	—	—	—	5,459	(6)	—	—	$87,999
	3/23/2022		—	—	—	—	—	—	5,738	(5)	—	—	$92,497
	3/23/2022		—	—	—	1,148	2,295	3,443	—		—	—	$36,995

	3/23/2022		—	—	—	1,148	2,295	3,443	—		—	—	$18,498

	3/23/2022		—	—	—	574	1,148	1,722	—		—	—	$19,757
(1)	Represents PSUs issued in accordance with the objectives of the 2022 LTIP, which PSUs will vest in full on March 15, 2025 (or an earlier date) if the performance criteria are met.

(2)

The grant date fair value, computed in accordance with FASB ASC Topic 718. See Note 12 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.

(3)

For Kevin S. Kim, reflects annual cash incentive bonus opportunity approved by the Compensation Committee available to be earned based on the achievement of annual profitability and balance sheet growth.

2023 PROXY STATEMENT	52

Proposal 3

(4)

Amounts are shown for illustrative purposes only and reflect target 2022 STIP bonus opportunities based upon historic target payouts of 45% for our NEOs. The following table presents the values of the cash and equity awards under the 2022 STIP that are or will be granted to each NEO, other than our Chief Executive Officer.

	2022 STIP Awards
Name	Cash Bonus	Equity Award (including 10% premium)

Kyu S. Kim	$95,267	$104,794

Peter J. Koh	$90,000	$99,000

Thomas P. Stenger	$104,427	$114,870

Alex Ko	—	—

For actual cash payments made to each NEO, other than our Chief Executive Officer, under the 2022 STIP, please see the Summary Compensation Table above. In addition, due to the discretionary nature of the payments under the 2022 STIP, the portion of the 2022 STIP payment in the form of an equity grant will be disclosed in the Summary Compensation Table in the proxy statement for our 2024 annual meeting of stockholders.

(5)	Amounts reflect 2022 LTIP grants of time-vested restricted stock units under our 2019 Plan, which vest ratably on each of the first three anniversaries of the grant date.

(6)	Amounts reflect the equity portion of the 2021 STIP award granted on March 23, 2022. Fifty percent of each such award will vest on each of the first two anniversaries of the grant date.

(7)	This is an equity award granted for 15 years of service, which immediately vested on the grant date.

53	2023 PROXY STATEMENT

Proposal 3

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2022. This includes options and unvested restricted stock and restricted stock units granted under the 2019 Plan, 2016 Plan and the 2007 Plan.

			Option Awards				Stock Awards
	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Kevin S. Kim Chairman, President & Chief Executive Officer	6/27/2014		170,000	—	$15.88	6/27/2024	—	—	—	—
	5/26/2016		30,660	—	$16.12	5/26/2026	—	—	—	—
	9/1/2016		60,000	—	$17.18	9/1/2026	—	—	—	—
	4/22/2020		—	—	—	—	25,105	$321,596	—	—
	4/22/2020	(4)	—	—	—	—	—	—	37,658	$482,399
	4/22/2020	(4)	—	—	—	—	—	—	37,658	$482,399
	5/19/2021		—	—	—	—	27,832	$356,528
	5/19/2021	(5)(6)	—	—	—	—	—	—	25,047	$320,852
	5/19/2021	(5)	—	—	—	—	—	—	16,698	$213,901
	5/19/2021	(5)(7)	—	—	—	—	—	—	8,351	$106,642
	3/23/2022		—	—	—	—	48,852	$625,794
	3/23/2022	(8)(6)	—	—	—	—	—	—	29,312	$375,480
	3/23/2022	(8)	—	—	—	—	—	—	19,541	$250,320
	3/23/2022	(8)(7)	—	—	—	—	—	—	9,771	$97,905

Kyu S. Kim Eastern Regional President	9/1/2016		30,000	—	$17.18	9/1/2026	—	—	—	—
	4/22/2020		—	—	—	—	2,500	$32,025	—	—
	4/22/2020	(4)	—	—	—	—	—	—	3,750	$48,038
	4/22/2020	(4)	—	—	—	—	—	—	3,750	$48,038
	3/17/2021		—	—	—	—	1,920	$24,595	—	—
	5/19/2021		—	—	—	—	2,919	$37,392	—	—
	5/19/2021	(5)(6)	—	—	—	—	—	—	2,627	$33,645
	5/19/2021	(5)	—	—	—	—	—	—	1,751	$22,430
	5/19/2021	(5)(7)	—	—	—	—	—	—	875	$11,174
	3/23/2022		—	—	—	—	5,118	$65,562	—	—
	3/23/2022		—	—	—	—	4,652	$59,592	—	—
	3/23/2022	(8)(6)	—	—	—	—	—	—	2,792	$35,759
	3/23/2022	(8)	—	—	—	—	—	—	1,861	$23,839
	3/23/2022	(8)(7)	—	—	—	—	—	—	931	$9,329

Peter J. Koh Chief Operating Officer	9/1/2016		20,000	—	$17.18	9/1/2026	—	—	—	—
	4/22/2020		—	—	—	—	2,667	$34,164	—	—
	4/22/2020	(4)	—	—	—	—	—	—	4,000	$51,240
	4/22/2020	(4)	—	—	—	—	—	—	4,000	$51,240
	3/17/2021		—	—	—	—	1,852	$23,724	—	—
	5/19/2021		—	—	—	—	3,135	$40,159	—	—
	5/19/2021	(5)(6)	—	—	—	—	—	—	2,820	$36,124
	5/19/2021	(5)	—	—	—	—	—	—	1,880	$24,083
	5/19/2021	(5)(7)	—	—	—	—	—	—	941	$12,017
	3/23/2022		—	—	—	—	5,118	$65,562	—	—
	3/23/2022		—	—	—	—	5,273	$67,547	—	—
	3/23/2022	(8)(6)	—	—	—	—	—	—	3,164	$40,524
	3/23/2022	(8)	—	—	—	—	—	—	2,109	$27,016
	3/23/2022	(8)(7)	—	—	—	—	—	—	1,055	$10,571

Thomas P. Stenger Chief Risk Officer	2/28/2019		—	—	—	—	2,280	$29,207	—	—
	4/22/2020		—	—	—	—	2,667	$34,164	—	—
	4/22/2020	(4)	—	—	—	—	—	—	4,000	$51,240
	4/22/2020	(4)	—	—	—	—	—	—	4,000	$51,240
	3/17/2021		—	—	—	—	1,509	$19,330	—	—
	5/19/2021		—	—	—	—	3,027	$38,776	—	—
	5/19/2021	(5)(6)	—	—	—	—	—	—	2,724	$34,894
	5/19/2021	(5)	—	—	—	—	—	—	1,816	$23,263
	5/19/2021	(5)(7)	—	—	—	—	—	—	907	$11,582
	3/23/2022		—	—	—	—	4,777	$61,193	—	—
	3/23/2022		—	—	—	—	4,807	$61,578	—	—
	3/23/2022	(8)(6)	—	—	—	—	—	—	2,885	$36,950
	3/23/2022	(8)	—	—	—	—	—	—	1,923	$24,634
	3/23/2022	(8)(7)	—	—	—	—	—	—	962	$9,639

2023 PROXY STATEMENT	54

Proposal 3

			Option Awards				Stock Awards
	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Alex Ko Former Chief Financial Officer	9/1/2016		20,000	—	$17.18	9/1/2026	—	—	—	—
	4/22/2020		—	—	—	—	3,334	$42,709	—	—
	4/22/2020	(4)	—	—	—	—	—	—	5,000	$64,050
	4/22/2020	(4)	—	—	—	—	—	—	5,000	$64,050
	3/17/2021		—	—	—	—	1,989	$25,479	—	—
	5/19/2021		—	—	—	—	3,676	$47,090	—	—
	5/19/2021	(5)(6)	—	—	—	—	—	—	3,308	$42,369
	5/19/2021	(5)	—	—	—	—	—	—	2,205	$28,246
	5/19/2021	(5)(7)	—	—	—	—	—	—	1,102	$14,073
	3/23/2022		—	—	—	—	5,459	$69,930
	3/23/2022		—	—	—	—	5,738	$73,504
	3/23/2022	(8)(6)	—	—	—	—	—	—	3,443	$44,098
	3/23/2022	(8)	—	—	—	—	—	—	2,295	$29,399
	3/23/2022	(8)(7)	—	—	—	—	—	—	1,148	$11,503

(1)	Vesting information about RSUs outstanding at December 31, 2022 are set forth in the table below:

Name	Grant Date	Program RSUs Granted Under	Shares Granted	Vesting Period	Vesting Portion	Vesting Begins / Occurs

Kevin S. Kim	4/22/2020	2020 LTIP	75,315	3 years	Substantially equal vesting	First anniversary of grant date
	5/19/2021	2021 LTIP	41,748	3 years
	3/23/2022	2022 LTIP	48,852	3 years
Kyu S. Kim	4/22/2020	2020 LTIP	7,500	3 years
	3/17/2021	2020 STIP	3,840	2 years
	5/19/2021	2021 LTIP	4,378	3 years
	3/23/2022	2021 STIP	5,118	2 years
	3/23/2022	2022 LTIP	4,652	3 years
Peter J. Koh	4/22/2020	2020 LTIP	8,000	3 years
	3/17/2021	2020 STIP	3,703	2 years
	5/19/2021	2021 LTIP	4,702	3 years
	3/23/2022	2021 STIP	5,118	2 years
	3/23/2022	2022 LTIP	5,273	3 years
Thomas P. Stenger	2/28/2019	New Hire Grant	5,700	5 years
	4/22/2020	2020 LTIP	8,000	3 years
	3/17/2021	2020 STIP	3,017	2 years
	5/19/2021	2021 LTIP	4,540	3 years
	3/23/2022	2021 STIP	4,777	2 years
	3/23/2022	2022 LTIP	4,807	3 years
Alex Ko	4/22/2020	2020 LTIP	10,000	3 years
	3/17/2021	2020 STIP	3,978	2 years
	5/19/2021	2021 LTIP	5,513	3 years
	3/23/2022	2021 STIP	5,459	2 years

	3/23/2022	2022 LTIP	5,738	3 years

55	2023 PROXY STATEMENT

Proposal 3

(2)

Value based on $12.81, the closing price per share of our Common Stock on December 31, 2022, except for the LTIP performance-based relative TSR awards each of which is calculated using the Monte Carlo simulation model assuming the most probable outcome achieved.

(3)	Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.

(4)

Represents PSUs that vested in part on March 15, 2023, based on satisfaction of the associated performance criteria, in each case as described above in Proposal 3, Elements of Compensation, Long-Term Equity Incentive Awards. Unless indicated otherwise by another footnote reference, the value was calculated based on achievement of target performance.

(5)

Represents PSUs that are scheduled to vest beginning in March 2024, assuming the performance criteria are met, in each case as described above in Proposal 3, Elements of Compensation, Long-Term Equity Incentive Awards. Unless indicated otherwise by another footnote reference, the value was calculated based on achievement of target level performance conditions.

(6)	The value was calculated based on achievement of maximum level performance conditions.

(7)	The value was calculated using the Monte Carlo simulation model assuming the most probable outcome achieved at the target level of performance conditions.

(8)

Represents PSUs that are scheduled to vest beginning in March 2025, assuming the performance criteria are met, in each case as described above in Proposal 3, Elements of Compensation, Long-Term Equity Incentive Awards. Unless indicated otherwise by another footnote reference, the value was calculated based on achievement of target level performance conditions.

2023 PROXY STATEMENT	56

Proposal 3

2022 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2022 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)	Date Vested	Closing Price on Date Vested
Kevin S. Kim Chairman, President & Chief Executive Officer	—	—	17,786	$293,291	3/15/2022	$16.49
	—	—	25,105	$389,630	4/22/2022	$15,52
	—	—	13,916	$191,345	5/19/2022	$13.75
	—	—	14,639	$206,556	5/23/2022	$14.11
Kyu S. Kim Eastern Regional President	—	—	2,726	$42,553	3/7/2022	$15.61
	—	—	2,203	$36,327	3/15/2022	$16.49
	—	—	1,920	$31,814	3/17/2022	$16.57
	—	—	2,500	$38,800	4/22/2022	$15.52
	—	—	1,459	$20,061	5/19/2022	$13.75
	—	—	1,813	$25,581	5/23/2022	$14.11
Peter J. Koh Chief Operating Officer	—	—	2,650	$41,367	3/7/2022	$15.61
	—	—	2,056	$33.903	3/15/2022	$16.49
	—	—	1,851	$30,671	3/17/2022	$16.57
	—	—	2,667	$41,392	4/22/2022	$15.52
	—	—	1,567	$21,546	5/19/2022	$13.75
	—	—	1,692	$23,874	5/23/2022	$14.11
	—	—	119	$1,497	12/16/2022	$12.58
Thomas P. Stenger Chief Risk Officer	—	—	1,140	$19,334	2/28/2022	$16.96
	—	—	2,116	$33,031	3/7/2022	$15.61
	—	—	1,498	$24,702	3/15/2022	$16.49
	—	—	1,508	$24,988	3/17/2022	$16.57
	—	—	2,667	$41,392	4/22/2022	$15.52
	—	—	1,513	$20,804	5/19/2022	$13.75
	—	—	1,233	$17,398	5/23/2022	$14.11
Alex Ko Former Chief Financial Officer	—	—	2,688	$41,960	3/7/2022	$15.61
	—	—	2,497	$41,176	3/15/2022	$16.49
	—	—	1,989	$32,958	3/17/2022	$16.57
	—	—	3,333	$51,728	4/22/2022	$15.52
	—	—	1,837	$25,259	5/19/2022	$13.75
	—	—	2,055	$28,996	5/23/2022	$14.11

(1)

Values were determined by multiplying the number of stock options exercised by the difference between the closing market price of our Common Stock on the date of exercise and the stock option exercise price.

(2)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our Common Stock on the vesting date.

57	2023 PROXY STATEMENT

Proposal 3

2022 Non-Qualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2022. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company who participated in the Company’s legacy Long-Term Cash Incentive Plan (“Legacy LTIP”).

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End(2)
Kevin S. Kim(3) Chairman, President & Chief Executive Officer	—	—	$14,338	—	$237,247
Kyu S. Kim(4) Eastern Regional President	—	—	$19,178	—	$317,329

(1)

The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2022. The above-market portion of these interest amounts in 2022, which amounted to $5,914 for Kevin S. Kim and $2,240 for Kyu S. Kim are reported in the Summary Compensation Table above.

(2)

The following amounts included in this column for the Legacy LTIP also have been reported in the Summary Compensation Table above as compensation for prior years: Kevin S. Kim, $137,930; and Kyu S. Kim, $136,164.

(3)

Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Kevin S. Kim was entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2018, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement had a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.

(4)

Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Kyu S. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

Employment Agreements

We do not have employment agreements in place for any of our NEOs, other than our Chief Executive Officer. We entered into a revised employment agreement with Mr. Kim (the “Employment Agreement”) on April 22, 2022, effective March 28, 2022. The material terms of the Employment Agreement is summarized below.

Any capitalized terms used below that are not otherwise defined will have the meanings ascribed to them in the Employment Agreement, a copy of which is available as an exhibit to our 2022 Annual Report on Form 10-K and/or other reports we periodically file from time to time with the SEC.

CEO Employment Agreement

At the recommendation of the Compensation Committee and authorization of the Board, the Company and Mr. Kim entered into the Employment Agreement in 2022, which was in effect as of December 31, 2022. We believe the Employment Agreement reflects current emerging market trends and practices and is generally aligned with compensation arrangements of chief executive officers of similarly performing banks.

In making its recommendations as to the terms of the Employment Agreement to the Company’s Board, the Chair of the Compensation Committee reviewed comparative compensation information from a group of peer companies, as well as certain market information provided by Pearl Meyer, the Company’s independent compensation consultant.

2023 PROXY STATEMENT	58

Proposal 3

The following summarizes the terms of the Employment Agreement:

Employment Agreement
Name	Annual Base Salary	Term of Agreement
		Start Date	End Date	Renewal Option

Kevin S. Kim	$1,050,000, subject to annual adjustments at the discretion of the Company’s board.	3/28/2022	3/31/2027

Automatic renewal for one year period beginning April 1, 2027 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond March 31, 2029.

In addition, the Company may terminate Mr. Kim’s employment at any time for Cause or without Cause upon 30 day’s written notice.

Further, Mr. Kim may elect to terminate his employment at any time upon 90- day’s written notice to the Company.

Bonus	Non-Solicitation and Confidentiality Restriction
Annual Cash Bonus and Annual Equity Incentive		Payments Upon Termination

Cash Bonus. Eligible for annual bonus opportunity, with an initial target amount equal to 100% of Mr. Kim’s annual base salary in effect at the applicable time. Actual cash bonus payments will be determined in good faith by the Compensation Committee and are subject to achievement of certain annual performance criteria.

Equity Incentive. Eligible for annual equity award with a grant date fair value of up to 150% of base salary, of which 50% of such annual equity awards will have service-based vesting conditions and the other 50% will have performance-based vesting conditions. The specific terms of any such equity award are determined at the discretion of the Compensation Committee.

Agreement provides for a non-solicitation restriction for a period of one-year following termination. In addition, Agreement requires certain information to remain confidential for an indefinite term.

Termination by the Company for Cause or by Mr. Kim without Good Reason. Entitled to receive all salary and other benefits earned or accrued, but unpaid through the date of termination (the “Accrued Benefits”).

In the event Mr. Kim’s employment is terminated due to death or disability, then all unvested awards granted to Mr. Kim will vest; provided that if any award is subject to performance vesting conditions that have not been met, then the awards shall automatically become fully vested at the target number of shares.

Termination by the Company without Cause or by Mr. Kim with Good Reason. Entitled to receive:

i.  all Accrued Benefits;

ii.  severance of 150% of base salary (increases to 250% if termination occurs within one-year following a Change of Control); and

iii. accelerated vesting of any previously issued equity awards (provided that any performance-based awards will only vest to the extent any applicable performance conditions of such award are satisfied).

59	2023 PROXY STATEMENT

Proposal 3

Separation and Release Agreement with the former Chief Financial Officer

On January 5, 2023 the Company entered into a Separation and Release Agreement with Alex Ko in connection with his resignation from his position as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, pursuant to which Mr. Ko received a lump sum payment of $430,500 and certain equity awards accelerated and vested as set forth on a schedule thereto, subject to terms and conditions therein, in exchange for release of claims in favor of the Company and its affiliates following his resignation. In connection with the resignation, on January 5, 2023, the Company and Mr. Ko also entered into a Consulting Agreement, pursuant to which (i) Mr. Ko agreed to provide certain consulting services to assist the Company with the transition of his responsibilities to the Interim Chief Financial Officer, and (ii) the Company agreed to pay Mr. Ko consulting fees in the amount of $110,250 during the term of such agreement. The Consulting Agreement was terminated on March 15, 2023, with all benefits accelerated as of that date.

Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2022 for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/ Compensation	Acceleration of Unvested Options and Stock Awards(1)	Total Termination Benefits

Kevin S. Kim(2)
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	$1,575,000	$3,633,817	$5,208,817
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	$2,625,000	$3,633,817	$6,258,817
Death	—	$3,633,817	$3,633,817
Disability	—	$3,633,817	$3,633,817

Kyu S. Kim
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$451,418	$451,418
Death	—	—	—
Disability	—	—	—

Peter J. Koh
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$483,972	$483,972
Death	—	—	—
Disability	—	—	—

Thomas P. Stenger
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$487,691	$487,691
Death	—	—	—
Disability	—	—	—

Alex Ko
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$566,499	$566,499
Death	—	—	—
Disability	—	—	—
(1)

As of December 31, 2022, awards granted to the NEOs under the 2007 Plan, 2016 Plan and 2019 Plan (collectively, the “Plans”) allow for accelerated vesting of all stock options, restricted stock and performance units only upon a Change in Control (as such term is defined in the Plans). This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock (with respect to performance-based restricted stock units, assuming target-level performance) at the closing price on December 31, 2022, of $12.81 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 31, 2022 of $12.81 per share and the option exercise price. All stock options held by the NEOs at December 31, 2022 have exercise prices that are higher than $12.81, so no value is attributable to those stock options for purposes of this table.

(2)

Pursuant to the terms of Kevin S. Kim’s Employment Agreement, which is more fully described above, cash severance is payable to Mr. Kim if termination occurs within one year following a Change of Control, as such term is defined in Mr. Kim’s Employment Agreement. In addition the Employment Agreement provides for accelerated vesting of awards upon death or disability.

2023 PROXY STATEMENT	60

Proposal 3

Other Information About Compensation

CEO
to Median Employee Pay Ratio
Below is (i) the 2022 total annualized compensation of Kevin S. Kim, our Chairman, President and Chief Executive Officer, as reported in this Proxy Statement; (ii) the 2022 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee; and (iv) the methodology we used to calculate our Chief Executive Officer pay ratio:

CEO Total Compensation	$3,560,324

Median Employee Annual Total Compensation	$81,399

CEO to Median Employee Pay Ratio	43:1
Our Chief Executive Officer pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•
Determination of Employee Population.
We determined that, as of December 31, 2022, our total employee population consisted of 1,563 individuals, consisting of full-time, part-time, and/or temporary workers, employed by the Company and the Bank.

•
Identification of the Median Employee.
We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form
W-2
for each employee. We chose Form
W-2
because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability. No full-time equivalent adjustments were made for part-time employees.

•
Calculation of Chief Executive Officer Pay Ratio.
We calculated our median employee’s annual total compensation for 2022 according to the SEC’s instructions for preparing the
Summary Compensation Table
. We then calculated Mr. Kim’s total compensation for 2022 using the same approach to determine the pay ratio shown above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding
SEC-defined
executive “compensation actually paid” (“CAP”) for the fiscal years listed below in a pay versus performance (“PVP”) table.    The PVP table shows CAP for Kevin S. Kim, our President & Chief Executive Officer, who has been identified the principal executive officer (“PEO”) and the average CAP for our other NEOs. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company. You should refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions. Compensation decisions are made independently of disclosure requirements.

61	2023 PROXY STATEMENT

Proposal 3

Pay Versus Performance Table – Compensation Definitions
Salary, Bonus,
Non-Equity
Incentive Plan Compensation and All Other Compensation are each calculated in the same manner for purposes of both CAP and
Summary Compensation Table
(also referred to as “SCT”) values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards” and “Option Awards,” with the differences in how these awards are valued for purposes of SCT total and CAP described in the footnotes below.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table total for PEO	Compensation actually paid to PEO (2)(3)	Average summary compensation table total for non-PEO NEOs (2)	Average compensation actually paid to non-PEO NEOs (2)	Total Stockholder Return	Peer Group Total Stockholder Return (3)	Net Income (in millions)	EPS

2022	$3,560,324	$3,098,642	$604,200	$538,124	$99	$116	$218	$1.81

2021	$3,356,442	$3,886,346	$872,446	$996,037	$110	$125	$205	$1.66

2020	$2,823,802	$2,122,078	$822,295	$670,951	$78	$91	$112	$0.90

(1)	The PEO and non-PEO NEOs are each indicated in the table below for each fiscal year.

Year	PEO	Non-PEO NEOs

2022	Kevin S. Kim	Kyu S. Kim, Peter J. Koh, Thomas P. Stenger, Alex Ko

2021	Kevin S. Kim	David P. Malone, Kyu S. Kim, Thomas P. Stenger, Alex Ko

2020	Kevin S. Kim	David P. Malone, Kyu S. Kim, Thomas P. Stenger, Alex Ko

(2)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). The CAP was calculated beginning with the PEO’s
Summary Compensation Table
total, and the average of the
Non-PEO
NEOs
Summary Compensation Table
total, with the following amounts being added or deducted from the applicable total compensation:

Adjustments from Summary Compensation Table	PEO			Non-PEO NEOs
	2022	2021	2020	2022	2021	2020

Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table (a)	$(1,428,155)	$(1,293,088)	$(1,134,628)	$(232,490)	$(265,504)	$(239,245)

Increase based on fair value of awards granted during the covered fiscal year that remain unvested as of year-end, determined as of year-end (b)	$1,224,340	$1,359,961	$1,447,187	$193,821	$270,365	$279,249

Increase based on fair value of awards granted during the covered fiscal year that vested during the year, determined as of the vesting date (b)	—	—	—	$374	—	—

Increase (deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end of covered fiscal year (b)	$(287,720)	$207,858	$(748,484)	$(37,420)	$48,129	$(136,321)

Increase (deduction) for change in fair value from prior-year end to vesting date of awards granted prior to covered fiscal year that vested during the covered fiscal year (b)	$29,852	$255,172	$(265,799)	$9,639	$70,600	$(55,027)

TOTAL Adjustments	$(461,683)	$529,904	$(701,724)	$(66,075)	$123,591	$(151,344)

(a)
Reflects the deduction of the aggregate grant date fair value of equity-based awards granted each year as reported in the Stock Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718. We did not grant any option awards during these years, so no deductions were made under the Stock Option column of the SCT. In addition, we do not sponsor or maintain any defined benefit pension plans and, therefore, no deduction was made related to pension value. Finally, certain performance awards granted in prior fiscal years failed to meet applicable vesting conditions during the applicable fiscal years, which is reflected in the adjustments.

(b)
For CAP purposes, the fair value of stock awards was determined in accordance with FASB ASC Topic 718. The fair value of stock awards was based on the closing price of the Company’s Common Stock at the relevant year-end
or vesting dates and projected payout amounts based on expected performance ranging from 0%, threshold, target or maximum amounts of 150%. The closing price of the Company’s Common Stock on December 31, 2022, 2021 and 2020 was $12.81, $14.71 and $10.91, respectively. With regards to the fair value of each LTIP performance based relative TSR award, the value was determined assuming the most probable outcome achieved

2023 PROXY STATEMENT	62

Proposal 3

using the Monte-Carlo simulation model, as well as projected payout amounts based on expected performance ranging from 0%, threshold, target or maximum amount of 150%. The below chart shows the fair value at December 31, 2022, 2021 and 2020 based on the Monte Carlo simulation model, as well as the grant date fair values based on the model:

	Fair Value as of
Description of Award	December 31, 2022	December 31, 2021	December 31, 2020	Grant Date

2022 LTIP (Performance-Based Relative TSR)	$10.02	N/A	N/A	$17.21

2021 LTIP (Performance-Based Relative TSR)	$12.77	$15.78	N/A	$16.09

2020 LTIP (Performance-Based Relative TSR)	$12.81	$11.60	$7.86	$5.77

(3)
The total stockholder return was determined using a $100 investment on December 31, 2019 and includes stock price appreciation, plus reinvested dividends as of December 31, 2020 and valued again on each of December 31, 2021 and December 31, 2022. The peer group total stockholder return was calculated in the same manner (which includes stock price appreciation, plus reinvested dividends) based on the cumulative total return of the KBW Regional Banking Index.

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2022 to our performance were as listed below. We determined EPS to be the most important such financial performance measure.

Financial Performance Measures

• EPS

• Return on Average Tangible Common Equity

• Total Stockholder Return

• Net Interest Margin

• Efficiency Ratio

• Total Loan Growth

• Total Deposit Growth (retail)
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which for the Company is EPS

63	2023 PROXY STATEMENT

Proposal 3

2023 PROXY STATEMENT	64

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our Common Stock as of the Record Date for (i) each of our directors, (ii) each of our Section 16 officers, and (iii) all directors and Section 16 officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Options exercisable within 60 days(2)	RSUs to Vest within 60 days(3)	Total Beneficial Ownership	Percentage of Shares Beneficially Owned(4)

Non-Executive Directors

Donald D. Byun	492,878	20,000	4,451	517,329	< 1%

Jinho Doo	16,898	20,000	3,927	40,825	< 1%

Daisy Y. Ha	599,994	52,540	3,927	656,461	< 1%

Joon K. Kim	10,650	—	4,451	15,101	< 1%

Steven S. Koh	3,352,809	36,167	6,022	3,394,998	2.84%

William J. Lewis	23,436	20,000	4,451	47,887	< 1%

Lisa K. Pai	34,121	—	3,927	38,048	< 1%

Mary E. Thigpen	3,254	—	3,927	7,181	< 1%

Scott Yoon-Suk Whang	81,864	20,000	6,545	108,409	< 1%

Dale S. Zuehls	18,150	20,000	4,451	42,601	< 1%

Section 16 Officers

Kevin S. Kim	707,118	260,660	55,305	1,023,083	< 1%

David P. Malone	81,995	20,000	14,544	116,539	< 1%

Jason K. Kim	78,281	30,000	9,323	117,604	< 1%

Kyu S. Kim	47,344	30,000	8,068	85,412	< 1%

Peter J. Koh	84,277	20,000	8,550	112,827	< 1%

Thomas P. Stenger	15,281	—	8,170	23,451	< 1%

All Directors and Section 16 Officers as a Group (16 Individuals)	5,648,350	549,367	150,039	6,347,756	5.32%

(1)

Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

(2)	Includes shares which the named individual has the right to acquire through the exercise of vested stock options within 60 days of the Record Date.

(3)	Includes shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.

(4)	The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s Common Stock outstanding as of the Record Date, March 20, 2023, which was 119,697,349.

65	2023 PROXY STATEMENT

Security Ownership

Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Beneficially Owned(2)

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	17,504,904	(3)	14.62%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	14,195,290	(4)	11.86%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	9,455,535	(5)	7.90%

Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	8,271,752	(6)	6.91%

State Street Corporation 1 Lincoln Street, Boston, MA 02111	6,044,082	(7)	5.05%

(1)

We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2022.

(2)	The percentage of shares beneficially owned is calculated based upon 119,697,349 shares of Common Stock outstanding as of our Record Date of March 20, 2023.

(3)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. has sole power to vote 17,295,243 shares; and sole power to dispose or direct the disposition of 17,504,904 shares.

(4)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 145,832 shares; sole power to dispose or direct the disposition of 13,930,270 shares; and shared power to dispose or direct the disposition of 265,020 shares.

(5)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 9,309,865 shares; and sole power to dispose or direct the disposition of 9,455,535 shares.

(6)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2023, Fuller & Thaler Asset Management, Inc. has sole power to vote or direct the vote of 8,114,453 shares; and sole power to dispose or direct the disposition of 8,271,752 shares.

(7)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 1, 2023, State Street Corporation has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 5,708,456 shares, sole power to dispose or direct the disposition of zero shares and shared power to dispose or direct the disposition of 6,044,082 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Company’s securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon a review of the copies of the forms furnished to our Company and information involving securities transactions of which the Company is aware, other than (i) the failure to report shares withheld to pay for taxes when a restricted stock unit vested for one of our officers, which was subsequently reported on a Form 5, all of our officers, directors and holders of more than 10% of the outstanding securities of the Company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act.

2023 PROXY STATEMENT	66

TRANSACTIONS WITH RELATED PERSONS

We may engage in transactions with our directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting Common Stock and certain persons related to them.

General Policies and Procedures

As set forth in our Corporate Governance Guidelines, except for loans by the Bank, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by the Audit Committee of our Board, which is comprised solely of independent directors. Loans by the Bank made in the ordinary course must be reviewed and approved by the independent directors of the full Board. In reviewing and approving these transactions, the Audit Committee or the independent directors of the full board, review the material facts concerning the relationship and financial interest of the relevant individuals in the transaction and whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties.

In addition, we review or monitor potential conflict of interest situations as described in more detail below. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company.

•

To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

•

Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination Committee of any potential or apparent conflict of interest.

•

As required under its charter, the Nomination Committee is responsible for reviewing each director’s independence (according to the Listing Rules of the Nasdaq Stock Market, SEC standards and any other relevant guidelines) and for making recommendations to the Board based on its findings.

Transactions Considered

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

All the transactions reported below were approved by our Audit Committee or the independent directors of the Board in accordance with these policies and procedures, and we believe that the terms of the loans were not less favorable to us as those we could have obtained from unrelated third parties.

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

In addition, as previously disclosed, our former Chief Financial Officer Alex Ko resigned as of January 6, 2023 and, thereafter, consulted with the Bank for $110,250, with the services terminating as of March 15, 2023.

67	2023 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

You have received proxy materials because you are a Hope Bancorp, Inc. stockholder, and our Board is soliciting your authority, or proxy, to vote your shares at the 2023 Annual Meeting of Stockholders. Our board sent proxy notice materials to our stockholders as of March 20, 2023 (the “Record Date”). On that date, 119,697,349 shares of our Common Stock were outstanding, which is our only class of voting stock.

The proxy materials are available at www.envisionreports.com/HOPE. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone, as instructed on the proxy card.

Internet Availability of Materials

The Company’s notice of annual meeting, this Proxy Statement and 2022 Annual Report on Form 10-K are available online at www.envisionreports.com/HOPE. In accordance with SEC rules, we are making our proxy materials available over the internet. On or about April 5, 2023, we mailed the Notice (the “Notice”) of internet availability of proxy materials and a proxy card to our stockholders. The Notice contains instructions on how to access this Proxy Statement and our 2022 Annual Report on Form 10-K and submit a proxy over the internet. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice or in this Proxy Statement.

The Company’s Proxy Statement and 2022 Annual Report on Form 10-K as well as the 2022 ESG Report are also available on our website at: www.ir-hopebancorp.com. The information provided on the Company’s website is referenced for informational purposes only. Neither the information on the Company’s website, nor the information in the Company’s ESG Report, shall be deemed to be part of or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

Attending the Virtual Annual Meeting

We believe conducting a virtual Annual Meeting this year is in the best interests of our stockholders. This will be our fourth time hosting a completely virtual meeting of stockholders, and we believe this virtual format will allow stockholder attendance and participation from any location around the world.

Accordingly, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company, otherwise known as a holder of record, as of the close of business on the Record Date, March 20, 2023, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/HOPE2023. You also will be able to vote your shares online by attending the virtual Annual Meeting by webcast and by following the procedures set forth in this Proxy Statement. To participate in the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

Registering to Attend the Virtual Annual Meeting

Set forth below is a description of how to register to attend the virtual Annual Meeting:

•

If you are a registered stockholder (i.e., you hold your shares directly through our transfer agent, Computershare), you do not need to separately register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received; or

2023 PROXY STATEMENT	68

General Information

•	If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hope Bancorp, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 17, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By Mail: Computershare Hope Bancorp Legal Proxy P.O. Box 43001 Providence, RI 02940-3001	By Email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

Delivery of Materials

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the solicitation material delivery requirements for annual meetings when there are two or more stockholders sharing the same address by delivering a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single notice of internet availability of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice of internet availability of proxy materials, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting, a separate copy of the relevant proxy materials. Stockholders who currently receive multiple copies of the materials at their address and would like to request “householding” of their communications should contact their broker.

If you hold shares registered in more than one account, you may receive multiple sets of materials. In order to vote all of your shares, please sign and return each proxy card you received, or if you vote via the internet or telephone, vote one for each proxy card you receive.

Number of Shares Required to be Present at the Annual Meeting

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who Can Vote at the Annual Meeting

The Record Date for the Annual Meeting is March 20, 2023. Only holders of record of the Company’s Common Stock as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

69	2023 PROXY STATEMENT

General Information

At the close of business on the Record Date, March 20, 2023, 119,697,349 shares of Common Stock were outstanding and entitled to vote.

Voting Shares Held in “Street Name” by a Broker

If at the close of business on March 20, 2023, the Record Date for the Annual Meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you will have the right to direct that organization on how to vote shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting, except with respect to ratification of the Company’s independent auditor, which is considered a “routine” proposal. Brokers are not permitted to vote your shares for the election of directors or for the advisory vote on executive compensation without your instructions as to how to vote as these proposals are all considered “non-routine” proposals.

You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee to receive instructions about how to vote via the internet or by telephone. In addition, you may request paper copies of this Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

How to Vote Your Shares

Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by one of the methods described below (please also see the information provided above concerning the difference between holding shares as a holder of record and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such nominee). Each of these voting methods are also described on the enclosed proxy card.

1.

You can vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions. If your shares are held through a bank, broker or other nominee, then you may need to complete the voting instruction card to vote your shares.

2.

You can vote by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada and following the recorded instructions. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.

You can vote via the internet. If you are a registered stockholder, you can vote via the internet by visiting www.envisionreports.com/HOPE and clicking on Cast Your Vote and then following the instructions provided. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.

You can vote at the Annual Meeting. If you plan to virtually attend the Annual Meeting and wish to vote in person, you may vote your shares at the Annual Meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 20, 2023, the Record Date for voting at the Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Annual Meeting even if you plan to virtually attend the Annual Meeting.

Revoking your Proxy

If you are a registered stockholder of Hope Bancorp Common Stock, you may change your vote or revoke your proxy at any time before it is voted by:

•	signing and returning a proxy card with a later date;

•	delivering a written revocation letter to the Company’s Corporate Secretary;

•	attending the virtual Annual Meeting, and voting by ballot at the virtual Annual Meeting (attendance at the virtual Annual Meeting alone will not revoke your proxy); or

•	voting by Internet or telephone.

2023 PROXY STATEMENT	70

General Information

A revocation letter or later-dated proxy first received by the Company after the vote will not affect the vote. The mailing address for the Company’s Corporate Secretary is: Hope Bancorp, Inc., Attention: Corporate Secretary, 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.

If you hold shares of Hope Bancorp Common Stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Board of Director Voting Recommendations

The voting recommendations from the Board are as follows for each of the matters presented to stockholders at the 2023 Annual Meeting:

Proposal	Description	Board Vote Recommendation
1.	Election of Directors. Election of 12 director nominees to serve as members of the Company’s Board of Directors until the next annual meeting and until their successors are elected and qualified.	FOR each director nominee
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	FOR
3.

Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement.

FOR

How Shares are Treated When No Voting Instructions are Provided

If no voting instructions are provided, your shares shall be treated as described below depending on whether you are a registered stockholder or a “beneficial owner”:

•

Registered Stockholders. If you are a registered stockholder, that is, if your shares are held in your own name, and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board’ recommendations as reflected in the chart above.

•

Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, your broker will be able to vote your shares on Proposal 2, the ratification of the appointment of the independent registered public accounting firm.

Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors (Proposal 1) or on the advisory vote to approve executive compensation (Proposal 3), unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, if your shares are held by a broker, so that your vote with respect to directors and your nonbinding advisory vote on the compensation paid to our Named Executive Officers is counted.

71	2023 PROXY STATEMENT

General Information

Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each of the other proposals is as follows:

Proposal	Description	Vote Required for Approval	Abstentions	Broker Non-Votes
1.	Election of 12 director nominees identified in this Proxy Statement to serve as members of the Hope Bancorp Board until the next annual meeting and until their successors are elected and qualified.	Plurality of votes, which means, for each nominee, the number of votes cast must exceed the number of votes withheld or cast against	Not voted	Not voted

2.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	Majority of votes cast	Not voted	Not voted

3.	Approval, on an advisory and non-binding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement.	Majority of votes cast	Not voted	Not voted

If you abstain from any proposal, your shares will still be included for purposes of determining whether a quorum is present. Shares treated as broker non-votes on one or more items also will be included for purposes of calculating the presence of a quorum.

Actions Required if any Director Nominee Does Not Receive the Required Majority Vote

Our directors are elected by a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation from the Board (conditioned upon acceptance by the Board) to the Chair of the Nomination Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

Inspector of Election

The Board has appointed Ms. Angie Yang to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.

2023 PROXY STATEMENT	72

General Information

Requesting Printed Copies of Materials and Selecting Delivery Preferences

Current and future delivery requests may be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. You may request materials as follows:

Internet: Go to www.envisionreports.com/HOPE and click on Request Materials

By Email:

Send an email to

investorvote@computershare.com

•  The subject line should include:
“Proxy Materials HOPE BANCORP”

•  Also include:

—  your full name,

—  your address,

—  the number located in the shaded
bar of the Notice, and

—  state that you want a paper copy
of the meeting materials.

By Telephone: 1-866-641-4276

Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included online www.envisionreports.com/HOPE and on the Company’s website at: www.ir-hopebancorp.com. The SEC also maintains a website at: www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits.

Proxy Solicitation Costs

The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing the notice of internet availability of proxy materials, the proxy card, this Proxy Statement and any additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable and documented expenses in connection therewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2024

For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our annual meeting of stockholders next year, proposals or nominees will need to comply with timing and other requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date the Company’s proxy statement is released to stockholders in connection with the previous year’s annual meeting. Proposals and nominees that stockholders seek to have included in the Company’s 2024 proxy statement must deliver the notice to our Legal Department not later than December 7, 2023. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Moreover, notices for stockholder proposals must comply with the Company’s “advance notice” bylaws. Instructions for stockholder proposals regarding director nominees are described in Proposal 1, Director Nomination Process, Stockholder Recommended Candidate. For stockholder proposals regarding any other business, the proposing stockholder must provide certain information mandated by our bylaws, including:

•	a brief description of the business desired to be brought before the annual meeting;

73	2023 PROXY STATEMENT

General Information

•

the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the annual meeting;

•	any material interest of the proposing stockholder and beneficial owner, if any, in such business; and

•

a description of all agreements, arrangement and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the proposing stockholder.

The Company will not consider stockholder proposals that do not comply with our “advance notice” bylaws and applicable law.

2023 PROXY STATEMENT	74

OTHER MATTERS

The Board knows of no other matters that will be brought before the 2023 Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the Board, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the 2023 annual meeting in accordance with the terms of such proxies.

75	2023 PROXY STATEMENT

APPENDIX A

APPENDIX A	2022 Peer Comparison Group for CEO Contract and for 2022 LTIP and other compensation benchmarking

Peers used for both 2022 peer comparison group for CEO contract as well as 2022 LTIP and other compensation benchmarking.

•	Ameris Bancorp

•	Associated Banc-Corp

•	Atlantic Union Bankshares Corporation

•	Bank OZK

•	Banner Corporation

•	Cathay General Bancorp

•	Community Bank System, Inc.

•	CVB Financial Corp.

•	Eastern Bankshares, Inc.

•	First Interstate BancSystem, Inc.

•	First Financial Bancorp.

•	First Merchants Corporation

•	Fulton Financial Corporation

•	Glacier Bancorp, Inc.

•	Heartland Financial USA, Inc.

•	Hilltop Holdings Inc.

•	Home Bancshares, Inc.

•	Independent Bank Corp.

•	Independent Bank Group, Inc.

•	Old National Bancorp

•	Pacific Premier Bancorp, Inc.

•	PacWest Bancorp

•	Renasant Corporation

•	ServisFirst Bancshares, Inc.

•	Simmons First National Corporation

•	TowneBank

•	Trustmark Corporation

•	United Bankshares, Inc.

•	United Community Banks, Inc.

•	Washington Federal, Inc.

•	Webster Financial Corporation

•	WesBanco, Inc.

Additional peers utilized for peer comparison group for CEO contract:

•	BankUnited, Inc.

•	BOK Financial Corporation

•	Cadence Bank

•	Columbia Banking System, Inc.

•	Commerce Bancshares, Inc.

•	Cullen/Frost Bankers, Inc.

•	Customers Bancorp, Inc.

•	F.N.B. Corporation

•	Hancock Whitney Corporation

•	Pinnacle Financial Partners, Inc.

•	Prosperity Bancshares, Inc.

•	Silvergate Capital Corporation

•	SouthState Corporation

•	Texas Capital Bancshares, Inc.

•	UMB Financial Corporation

•	Umpqua Holdings Corporation

•	Valley National Bancorp

•	Wintrust Financial Corporation

Additional peers utilized for 2022 LTIP and other compensation benchmarking:

•	Axos Financial, Inc.

•	East West Bancorp

•	Enterprise Financial Services Corp.

•	FB Financial Corporation

•	First Busey Corporation

•	First Financial Bankshares, Inc.

•	Flagstar Bancorp, Inc.

•	International Bancshares Corporation

•	Investors Bancorp, Inc.

•	Northwest Bancshares, Inc.

•	Provident Financial Services, Inc.

•	Sandy Spring Bancorp, Inc.

•	Western Alliance Bancorporation

•	WSFS Financial Corporation

2023 PROXY STATEMENT	76

Hope Bancorp
Bankers. Experts. Neighbors.

Hope Bancorp Vote Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/HOPE or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HOPE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Hope Bancorp 2023 Annual Meeting of Stockholders – Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors of Hope Bancorp recommends a vote “FOR” each of the director nominees identified in Proposal 1 and “FOR” each of Proposals 2 and 3. 1. Election of the following Director Nominees to serve as members of the Hope Bancorp (the “Company”) Board of Directors until the Company’s next annual meeting of stockholders and until their successors are elected and qualified: 01 - Kevin S. Kim 02 - Scott Yoon-Suk Whang 03 - Steven S. Koh 04 - Donald D. Byun 05 - Jinho Doo 06 - Daisy Y. Ha 07 - Joon Kyung Kim 08 - William J. Lewis 09 - David P. Malone 10 - Lisa K. Pai 11 - Mary E. Thigpen 12 - Dale S. Zuehls Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 2. Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. For Against Abstain 3. Approval, on an advisory and non-binding basis of the compensation paid to the Company’s 2022 Named Executive Officers as identified in the Company’s 2023 proxy statement. For Against Abstain B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 1UPX 03RVGD

The 2023 Annual Meeting of Stockholders of Hope Bancorp (the “Annual Meeting”) will be held on May 18, 2023 at 10:30 am Pacific Time, virtually, via the Internet, at www.meetnow.global/HOPE2023. To access the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY – HOPE BANCORP 2023 ANNUAL MEETING OF STOCKHOLDERS – May 18, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOPE BANCORP AND MAY BE REVOKED PRIOR TO ITS EXERCISE. The undersigned stockholder(s) of Hope Bancorp (the “Company”) hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, May 18, 2023 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting, as stated on the reverse side. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.